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                                                                     Exhibit 2.5





                            STOCK PURCHASE AGREEMENT


                                      among


                               MJD VENTURES, INC.,


                               SCOTT WILLIAM HORNE

                               SUSAN ELAINE HORNE

                                MONA JEAN HORNE,

                   SCOTT WILLIAM HORNE AND SUSAN ELAINE HORNE
                  BEING AND AS TRUSTEES OF THE GRANTOR RETAINED
                    ANNUITY TRUST CREATED BY MONA JEAN HORNE,

                                       and

                                 MONA JEAN HORNE
                           BEING AND AS TRUSTEE OF THE
                         MONA JEAN HORNE REVOCABLE TRUST

                                       and


                   MARIANNA AND SCENERY HILL TELEPHONE COMPANY


                             dated as of May 7, 2001





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                                TABLE OF CONTENTS

ARTICLE I

PURCHASE OF STOCK............................................................1

   Section 1.1    PURCHASE AND SALE..........................................1

   Section 1.2    PURCHASE PRICE.............................................2

   Section 1.3    POST-CLOSING ADJUSTMENTS TO THE ADJUSTED PURCHASE PRICE....3

   Section 1.4    EXCLUDED ASSETS AND LIABILITIES............................3

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS................................4

   Section 2.1    CORPORATE ORGANIZATION.....................................4

   Section 2.2    AUTHORIZATION..............................................4

   Section 2.3    NO VIOLATION...............................................4

   Section 2.4    SUBSIDIARIES AND INVESTMENTS...............................5

   Section 2.5    STOCK RECORD BOOK..........................................5

   Section 2.6    CORPORATE BOOKS............................................5

   Section 2.7    TITLE TO STOCK.............................................6

   Section 2.8    OPTIONS AND RIGHTS.........................................6

   Section 2.9    FINANCIAL STATEMENTS.......................................6

   Section 2.10   EMPLOYEES..................................................7

   Section 2.11   ABSENCE OF CERTAIN CHANGES.................................8

   Section 2.12   CONTRACTS..................................................8

    (a)     Generally........................................................8

    (b)     Compliance.......................................................9

   Section 2.13   TRUE AND COMPLETE COPIES..................................10

   Section 2.14   TITLE AND RELATED MATTERS.................................10

    (a)     Owned Property, Liens...........................................10

    (b)     Leased Property.................................................10


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    (c)     Regulatory/Zoning Compliance....................................10

    (d)     Utilities.......................................................11

    (e)     Condition.......................................................11

   Section 2.15   LITIGATION................................................11

   Section 2.16   TAX MATTERS...............................................11

    (a)     Generally.......................................................11

    (b)     Good Faith......................................................12

    (c)     Claims..........................................................12

    (d)     Course of Business..............................................12

    (e)     Withholdings....................................................12

    (f)     Partnerships....................................................12

    (g)     Accounting Method Adjustments...................................12

    (h)     Tax Exemptions..................................................13

    (i)     Tax Return Reviews..............................................13

    (j)     Power of Attorney...............................................13

    (k)     True and Complete Copies........................................13

    (l)     Subchapter "S" Election.........................................13

   Section 2.17   BANK AND BROKERAGE ACCOUNTS...............................13

   Section 2.18   COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS AND ORDERS...13

   Section 2.19   EMPLOYEE BENEFIT PLANS....................................13

   Section 2.20   INTELLECTUAL PROPERTY.....................................17

   Section 2.21   ENVIRONMENTAL MATTERS.....................................17

    (a)     Generally.......................................................17

    (b)     Property........................................................18

    (c)     Transportation..................................................18

    (d)     Notification of Release.........................................18

    (e)     Liens...........................................................18


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    (f)     Site Assessments................................................18

   Section 2.22   CAPITAL EXPENDITURES AND INVESTMENTS......................18

   Section 2.23   DEALINGS WITH AFFILIATES..................................19

   Section 2.24   INSURANCE.................................................19

   Section 2.25   COMMISSIONS...............................................19

   Section 2.26   PERMITS AND REPORTS.......................................19

   Section 2.27   ABSENCE OF UNDISCLOSED LIABILITIES........................20

   Section 2.28   YEAR 2000 COMPLIANCE......................................21

   Section 2.29   DISCLOSURE................................................21

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................21

   Section 3.1    CORPORATE ORGANIZATION....................................21

   Section 3.2    AUTHORIZATION.............................................21

   Section 3.3    NO VIOLATION..............................................21

   Section 3.4    INVESTMENT INTENT.........................................22

ARTICLE IV

COVENANTS OF THE SELLERS AND THE COMPANY....................................22

   Section 4.1    REGULAR COURSE OF BUSINESS................................22

    (a)     Generally.......................................................22

    (b)     Compensation....................................................22

    (c)     Insurance.......................................................23

    (d)     Claims..........................................................23

    (e)     Supplement......................................................23

   Section 4.2    AMENDMENTS................................................23

   Section 4.3    CAPITAL CHANGES...........................................23

   Section 4.4    DIVIDENDS.................................................23

   Section 4.5    CAPITAL EXPENDITURES; TRANSACTIONS WITH AFFILIATES........23


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   Section 4.6    BORROWING.................................................23

   Section 4.7    PROPERTY..................................................23

   Section 4.8    OTHER COMMITMENTS.........................................24

   Section 4.9    INTERIM FINANCIAL INFORMATION, INVESTMENT K-1S............24

   Section 4.10   CONSENTS AND AUTHORIZATIONS...............................24

   Section 4.11   ACCESS....................................................24

   Section 4.12   NOTICE OF TRANSFER........................................24

   Section 4.13   PAYMENT OF STAMP TAX......................................24

   Section 4.14   DISCLOSURE................................................24

   Section 4.15   COOPERATION WITH PURCHASER................................25

   Section 4.16   INCOME TAX................................................25

   Section 4.17   TRANSFER OF EXCLUDED ASSETS...............................25

ARTICLE V

COVENANTS OF THE PURCHASER..................................................25

   Section 5.1    CONSENTS AND AUTHORIZATIONS...............................25

   Section 5.2    EMPLOYEES.................................................25

   Section 5.3    TELEPHONE AND CABLE SERVICE...............................25

ARTICLE VI

OTHER AGREEMENTS............................................................26

   Section 6.1    AGREEMENT TO DEFEND.......................................26

   Section 6.2    FURTHER ASSURANCES........................................26

   Section 6.3    CONSENTS..................................................26

   Section 6.4    NO SOLICITATION OR NEGOTIATION............................26

   Section 6.5    NO TERMINATION OF THE OBLIGATIONS BY SUBSEQUENT DISSOLUTION27

   Section 6.6    PUBLIC ANNOUNCEMENTS......................................27

   Section 6.7    RECORDS AND INFORMATION...................................27

    (a)     Retention of Records............................................27


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    (b)     Access to Information...........................................27

    (c)     Delivery of Corporate Records...................................28

    (d)     Witnesses.......................................................28

   Section 6.8    INSURANCE POLICIES AND CLAIMS ADMINISTRATION..............28

    (a)     Insurance Coverage Prior to the Closing Date....................28

    (b)     Insurance Coverage After the Closing Date.......................28

   Section 6.9    OTHER TAX MATTERS.........................................29

    (a)     Tax Returns.....................................................29

    (b)     Information.....................................................29

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER..............................29

   Section 7.1    REPRESENTATIONS AND WARRANTIES............................29

   Section 7.2    CONSENTS AND APPROVALS....................................30

   Section 7.3    NO MATERIAL ADVERSE CHANGE................................30

   Section 7.4    NO PROCEEDING OR LITIGATION...............................30

   Section 7.5    SECRETARY'S CERTIFICATE...................................30

   Section 7.6    CERTIFICATES OF GOOD STANDING.............................30

   Section 7.7    OPINION OF SELLERS' COUNSEL...............................31

   Section 7.8    RESIGNATIONS..............................................31

   Section 7.9    OTHER DOCUMENTS...........................................31

   Section 7.10   LIENS.....................................................31

   Section 7.11   DELIVERY OF MINUTE BOOKS..................................31

   Section 7.12   DELIVERY OF FINANCIAL STATEMENTS..........................31

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE SELLERS................................31

   Section 8.1    REPRESENTATIONS AND WARRANTIES............................31

   Section 8.2    CONSENTS AND APPROVALS....................................32


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   Section 8.3    NO PROCEEDING OR LITIGATION...............................32

   Section 8.4    SECRETARY'S CERTIFICATE...................................32

   Section 8.5    OPINION OF PURCHASER'S COUNSEL............................32

ARTICLE IX

CLOSING.....................................................................32

   Section 9.1    CLOSING...................................................32

   Section 9.2    CLOSING DATE PAYMENT AND RECEIPT OF SHARES................32

ARTICLE X

TERMINATION AND ABANDONMENT.................................................33

   Section 10.1   METHODS OF TERMINATION....................................33

    (a)     Mutual Consent..................................................33

    (b)     Sellers' Failure to Perform.....................................33

    (c)     Purchaser's Failure to Perform..................................33

    (d)     Failure to Close by December 31, 2001...........................33

    (e)     Material Adverse Change.........................................33

    (f)     Remedies........................................................34

   Section 10.2   PROCEDURE UPON TERMINATION................................34

    (a)     Return of Records...............................................34

    (b)     Confidentiality.................................................34

ARTICLE XI

SURVIVAL OF TERMS; INDEMNIFICATION..........................................34

   Section 11.1   Survival; Limitations.....................................34

   Section 11.2   ESCROW OF LIQUID ASSETS...................................34

   Section 11.3   INDEMNIFICATION BY THE SELLERS............................35

    (a)     Misrepresentation or Breach.....................................35

    (b)     Taxes...........................................................35

    (c)     Other Claims....................................................35


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    (d)     Related Expenses................................................35

   Section 11.4   INDEMNIFICATION BY THE PURCHASER..........................35

    (a)     Misrepresentation or Breach.....................................35

    (b)     Taxes...........................................................36

    (c)     Other Claims....................................................36

    (d)     Related Expenses................................................36

   Section 11.5   THIRD PARTY CLAIMS........................................36

    (a)     Generally.......................................................36

    (b)     Counsel.........................................................37

   Section 11.6   OTHER CLAIMS..............................................37

   Section 11.7   CONTINUED LIABILITY FOR INDEMNITY CLAIMS..................38

   Section 11.8   BASKET AMOUNT.............................................38

    (a)     Indemnification by the Sellers..................................38

    (b)     Indemnification by the Purchaser................................38

    (c)     Aggregation.....................................................39

   Section 11.9   LIMITATIONS ON INDEMNIFICATIONS...........................39

   Section 11.10  EXCLUSIVE REMEDY..........................................39

ARTICLE XII

GENERAL PROVISIONS..........................................................39

   Section 12.1   AMENDMENT AND MODIFICATION................................39

   Section 12.2   WAIVER....................................................39

   Section 12.3   CERTAIN DEFINITIONS.......................................39

   Section 12.4   NOTICES...................................................43

   Section 12.5   ASSIGNMENT................................................44

   Section 12.6   GOVERNING LAW.............................................45

   Section 12.7   COUNTERPARTS..............................................45

   Section 12.8   HEADINGS..................................................45


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   Section 12.9   ENTIRE AGREEMENT..........................................45

   Section 12.10  NO BENEFIT................................................45

   Section 12.11  DELAYS OR OMISSIONS.......................................45

   Section 12.12  SEVERABILITY..............................................45

   Section 12.13  EXPENSES..................................................45

   Section 12.14  TIME OF THE ESSENCE.......................................46

   Section 12.15  INJUNCTIVE RELIEF.........................................46


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EXHIBITS

7.7   Opinion of Sellers' Counsel
8.5   Opinion of Purchaser's Counsel
11.2  Escrow Agreement



SCHEDULES

1.4               Excluded Assets and Liabilities
2.3               No Violations
2.4               Subsidiaries and Investments
2.5               Capital Stock
2.6               Corporate Books
2.7               List of Shareholders/No Liens on Shares
2.10              Employees
2.11              Certain Changes
2.12              Contracts
2.14(a)           Owned Property, Liens
2.14(b)           Leased Property
2.14(c)           Regulatory/Zoning Compliance
2.14(e)           Condition
2.15              Litigation
2.16              Tax Matters
2.17              Bank and Brokerage Accounts
2.19              Employee Benefit Plans
2.20              Intellectual Property
2.21              Environmental Matters
2.22              Capital Expenditures and Investments
2.23              Dealings with Affiliates
2.24              Insurance
2.25              Brokerage Commission
2.26              Permits
2.27              Absence of Undisclosed Liabilities/Corporate Debt
3.3               Consents and Authorizations of Purchaser
4.9               Interim Financial Information
4.14              Article IV Disclosure Statement








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                                    AGREEMENT


      THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is entered into as of the 7th day of May, 2001, among MJD VENTURES, INC., a Delaware corporation (the "PURCHASER"), and SCOTT WILLIAM HORNE, a Pennsylvania resident ("S. W. HORNE"), in his individual capacity, SUSAN ELAINE HORNE, a Florida resident ("S. E. HORNE"), in her individual capacity, MONA JEAN HORNE, a Pennsylvania resident ("M. HORNE"), in her individual capacity, S.W. HORNE AND S.E. HORNE BEING AND AS TRUSTEES OF THE GRANTOR RETAINED ANNUITY TRUST CREATED BY M. HORNE BY HER IRREVOCABLE DEED OF TRUST, DATED DECEMBER 24, 1998 (the "HORNE GRAT"), in their capacity as Trustees of the Horne GRAT, and M. HORNE TRUSTEE OF THE REVOCABLE TRUST CREATED BY HER DEED OF TRUST DATED JULY 28, 1993 (the "M. H. TRUST"), in her capacity as Trustee of the M.H. Trust (S. W. Horne, S. E. Horne, M. Horne,
M. H. Trust and Horne GRAT collectively referred to hereinafter as the "SELLERS"), and MARIANNA AND SCENERY HILL TELEPHONE COMPANY, a Pennsylvania corporation ("MSH").

                                    RECITALS


      WHEREAS, S.W. Horne owns 139 shares of the common stock of MSH, S. E. Horne owns 27 shares of the common stock of MSH, M.H. Trust owns 20 shares of the common stock of MSH and the Horne GRAT owns 120 shares of the common stock of MSH, such 306 shares of common stock, each with a $25.00 par value, constituting all of the issued and outstanding shares of capital stock of MSH (the "MSH CAPITAL STOCK");

      WHEREAS, MSH owns one hundred (100) shares of $10 par value common stock of Marianna Tel, Inc., a Pennsylvania corporation ("MT") (MSH and MT and all subsidiaries and all Affiliates thereof hereinafter referred to collectively as the "COMPANY"), constituting all of the issued and outstanding shares of capital stock of MT (the "MT CAPITAL STOCK") (any and all shares, options, warrants, rights and interests, legal or equitable, in or with respect to the MSH Capital Stock and/or the MT Capital Stock hereinafter referred to collectively as the "SHARES").

      WHEREAS, Company is an operating telephone company that provides wireline telecommunications services and Internet services in two (2) exchanges in the Commonwealth of Pennsylvania, Marianna and Scenery Hill, serving the boroughs of Marianna and Deemston and several townships, in Washington County, Pennsylvania, with approximately 2,914 access lines and 331 Internet subscribers (collectively, the "EXCHANGES") (the business of MSH is hereinafter referred to as the "COMMUNICATIONS BUSINESS", the "BUSINESS" or the "BUSINESS");

                                    ARTICLE I

                                PURCHASE OF STOCK

      Section 1.1 PURCHASE AND SALE. At the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the MSH Capital Stock.

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      Section 1.2 PURCHASE PRICE.

            (a) The Purchaser shall purchase the shares of MSH Capital Stock from the Sellers, at a price per share of MSH Capital Stock (the "PRICE PER SHARE") equal to the Adjusted Purchase Price (as defined below) divided by 306 (being the total number of shares of MSH Capital Stock issued and outstanding as of the Closing Date). The Adjusted Purchase Price (as defined in accordance with
Section 1.2(d) below) shall be the sum of Eleven Million Four Hundred Thousand and No/100 Dollars ($11,400,000) (the "Base Purchase Price"), minus the Company's "TOTAL LONG TERM DEBT" as of the Closing Date as defined in accordance with Section 1.2(b) below, and plus or minus "NET WORKING CAPITAL" as defined in accordance with Section 1.2(c) below. The Adjusted Purchase Price shall be payable in accordance with this Article I, subject to the provisions of Section
9.2 hereof.

            (b) The Base Purchase Price shall be adjusted by subtracting from it the Total Long Term Debt on the Closing Date. For the purposes hereof, Total Long Term Debt shall be defined as the Company's current Total Long Term Debt on the Closing Date, computed in accordance with GAAP, consistently applied (on a consolidated basis) and shall not include any portion of the Company's debt included as a current liability in the computation of Net Working Capital. The Base Purchase Price shall be decreased, dollar for dollar, to the extent of the Company's Total Long Term Debt on the Closing Date. The Total Long Term Debt of the Company shall be based on an estimated closing balance sheet of the Company, which shall be delivered to the Purchaser at least twenty (20) days prior to the Closing Date, prepared in good faith by the Company with the assistance of Beard Miller Company LLP, subject to the Purchaser's review and approval thereof, which shall not be unreasonably withheld.

            (c) The Base Purchase Price shall be adjusted by adding to it or subtracting from it, as the case may be, the Net Working Capital on the Closing Date. For the purposes hereof, Net Working Capital shall be defined as the Company's current assets minus current liabilities, computed in accordance with GAAP, consistently applied (on a consolidated basis). To the extent the Company's current assets exceed the Company's current liabilities on the Closing Date, the Base Purchase Price shall be increased, dollar for dollar. To the extent the Company's current liabilities exceed the Company's current assets on the Closing Date, the Base Purchase Price shall be decreased, dollar for dollar. The Net Working Capital of the Company shall be based on an estimated closing balance sheet of the Company, which shall be delivered to the Purchaser at least twenty (20) days prior to the Closing Date, prepared in good faith by the Company with the assistance of Beard Miller Company LLP, subject to the Purchaser's review and approval thereof, which shall not be unreasonably withheld. Sellers shall include in their taxable income all of the income attributable to the Company through and including the day immediately prior to the Closing Date and shall make all such elections that are necessary to achieve or accomplish this result.

            (d) The sum of the Base Purchase Price minus the Total Long Term Debt, plus or minus the Net Working Capital, all as determined above, shall be referred to herein as the "ADJUSTED PURCHASE PRICE."

            (e) Any net deferred income tax asset or liability arising from the difference in basis of assets and liabilities between financial statement reporting and federal income tax


                                       2
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reporting of MSH arising from the termination of the MSH S election as a result of Purchaser's acquisition of the MSH Capital Stock, which will be included in the estimated closing balance sheet and the Closing Balance Sheet, (as defined in accordance with Section 1.3 below) shall not be considered long term debt in the computation of Total Long Term Debt nor an addition or a deduction in the computation of Net Working Capital.

      Section 1.3 POST-CLOSING ADJUSTMENTS TO THE ADJUSTED PURCHASE PRICE. The Adjusted Purchase Price payable by the Purchaser to the Sellers on the Closing Date pursuant to Sections 1.2 and 9.2 hereof may be adjusted as follows. Within ninety (90) days after the Closing Date, the Purchaser shall prepare and submit to the Sellers a Closing balance sheet for the Company as of the close of business on the day immediately prior to the Closing Date (the "CLOSING BALANCE SHEET"), which shall be prepared in accordance with GAAP and consistent with the Company's past practices, and mutually acceptable to the Sellers and the Purchaser and their respective independent public accountants. If the parties are unable to agree upon a mutually acceptable Closing Balance Sheet, the issue shall be submitted to an independent certified public accounting firm acceptable to the parties which shall prepare the Closing Balance Sheet in accordance with GAAP and the cost thereof shall be borne by the parties equally. Upon the Sellers' and the Purchaser's mutual agreement as to the form and content of the Closing Balance Sheet, the amount of the Adjusted Purchase Price shall be increased or decreased, as the case may be, by the difference, if any, between the Net Working Capital and the Total Long Term Debt determined in good faith as of the Closing Date and the Net Working Capital and the Total Long Term Debt as such is determined based on the Closing Balance Sheet. If as a result of the foregoing post-Closing adjustment the Adjusted Purchase Price is increased, the Purchaser shall pay the Sellers the amount of such increase by wire transfer of same-day funds within ten (10) business days of the date on which the parties agree on the Closing Balance Sheet. If as a result of the post-Closing adjustment the Adjusted Purchase Price is decreased, the Sellers shall refund to the Purchaser the amount of such decrease by wire transfer of same-day funds within ten (10) business days of the date on which the parties agree on the Closing Balance Sheet.

      Section 1.4 EXCLUDED ASSETS AND LIABILITIES. Notwithstanding that this Agreement relates to the purchase of capital stock from the Sellers by the Purchaser, which results in the Company retaining any and all of its assets and liabilities, it is understood and agreed that the Sellers shall remove from the Company's premises prior to the day immediately prior to the Closing Date and/or, as appropriate, remove from the Company's books and records, only those particular assets set forth on Schedule 1.4 hereto (the "Excluded Assets"). Further, the Sellers shall assume any and all liabilities set forth on Schedule
1.4 hereto (the "Excluded Liabilities"). The Purchaser agrees that it shall cause the Company to execute, and the Sellers agree to execute, any and all such bills of sale, deeds, assignments and/or agreements as may be necessary to transfer title to the Excluded Assets to the Sellers and to assign and/or transfer the Excluded Liabilities to the Sellers. The parties hereto further agree that no other assets of the Company, whether tangible or intangible, shall have been or shall be removed from the Company's premises or from the Company's books and records except in the ordinary course of the Company's Business as provided herein from and after December 31, 2000 through the Closing Date.


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                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers hereby represent and warrant to the Purchaser as follows (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of any or all of the Sellers and the officers, directors, managers and bookkeeper of the Company), with respect to each of MSH, MT and all subsidiaries and Affiliates thereof (in other words, if any representation or warranty or covenant or agreement would be untrue as to any of MSH, MT or any of their subsidiaries or Affiliates then the Sellers must so disclose any such untruth):

      Section 2.1 CORPORATE ORGANIZATION. Both MSH and MT are corporations duly organized, validly existing and in good standing with perpetual duration under the laws of their respective jurisdiction of incorporation, with full corporate power and authority to own, operate and lease their properties and to conduct their business as presently conducted. No adverse effect will occur to the Company as a result of (i) the failure of either MSH or MT or their Shareholders to hold Shareholders' meetings, (ii) the failure of either MSH or MT or their Shareholders to properly elect the members of the Board of Directors, (iii) or the failure of the MSH Board of Directors to authorize the redemption of MSH Capital Stock. No adverse effect will occur to the Company as a result of the incorporation of or the existence of Marianna and Scenery Hill Systems, Inc. Each Seller is a resident or a trust of the state set forth with respect to such Sellers on Schedule 2.7 hereto. There are no Shareholder Agreements in place among any of the Sellers and/or the Company. MSH and MT are qualified to do business and are in good standing in every jurisdiction in which the conduct of their business, the ownership or lease of their properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires them to be so qualified. True, complete and correct copies of the Company's charters and bylaws (and all amendments thereto) as presently in effect have been delivered to the Purchaser.

      Section 2.2 AUTHORIZATION. The Sellers and the Company each have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors (and as appropriate, the shareholders) of MSH has duly authorized the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Sellers and MSH enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Sellers will, at the Closing, have full power and authority to deliver the MSH Capital Stock and the certificates evidencing the MSH Capital Stock to the Purchaser free and clear of all Liens as provided for herein. MSH is the owner, free and clear of all Liens, of the MT Capital Stock

      Section 2.3 NO VIOLATION. Except as set forth on Schedule 2.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Sellers and MSH do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with

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due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company or its capital stock or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or
(f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to (i) the charter or bylaws of the Company,
(ii) any applicable Regulation, (iii) any Order to which either the Sellers or the Company or any of their properties are subject, or (iv) any Contract to which the Sellers or the Company or any of their properties are subject. The Sellers and the Company have complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 2.4 SUBSIDIARIES AND INVESTMENTS. Except as set forth on Schedule 2.4, the Company has no subsidiaries or investments in any Person. Attached as set forth on Schedule 2.4 is a true and complete corporate organizational chart for the Company. Except as set forth on Schedule 2.4, the transactions contemplated by this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of any agreement to which the Company is a party with respect to any such subsidiaries or investments, nor, with respect to the Sellers and the Company, shall the transactions contemplated by this Agreement trigger any purchase, put, call or right of first refusal rights in any Person, nor shall the transactions contemplated by this Agreement result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any Person. Any such investments constitute an asset of the Company and the Company is the only Person with any rights thereto. Except as set forth on Schedule 2.4, the Company does not owe any indebtedness to or on account of any of such subsidiaries or investments, nor has the Company guaranteed any indebtedness on behalf of, or have any other contingent obligations with respect to, any such subsidiaries or investments, and the Company has not pledged any such subsidiaries or investments or any other of its assets in connection with any obligations relating to any such investment or subsidiary. The Company is not a general partner in any of its investments, nor is any employee of the Company an officer or director of any such investment entity. Except as set forth on Schedule 2.4 hereto, the Company is not a party to any Partnership, Operating, Shareholders' or Stockholders' Agreements with respect to any of the entities discussed on Schedule 2.4 hereto. Also set forth on Schedule 2.4 hereto is a listing of all dividends and/or distributions made with respect to any such subsidiaries and/or investments since December 31, 1996.

      Section 2.5 STOCK RECORD BOOK. The stock record books of the Company are complete and correct in all material respects regarding transactions since 1956. No shares of capital stock of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the outstanding capital stock of the Company and the Sellers own all of the outstanding capital stock of MSH. MSH is the true and lawful owner of all of the outstanding capital stock of MT. Schedule 2.5 sets forth the total number of authorized and issued shares of capital stock for each of MSH and MT.

      Section 2.6 CORPORATE BOOKS. The corporate minute books of the Company and of each of its subsidiaries are complete and correct in all material respects since 1985 and contain signed minutes of all of the proceedings of the shareholders and directors of the Company and of each of its subsidiaries since 1985. To the best of the Sellers' knowledge, the corporate minute books of the Company and each of its subsidiaries are complete and correct in all material respects since incorporation until 1985 and contain signed minutes of all of the proceedings of the shareholders and directors of the Company and of each of its subsidiaries since incorporation until 1985. A true and complete list of the directors and officers of the Company and of each of its subsidiaries as of the date hereof is set forth on Schedule 2.6.

      Section 2.7 TITLE TO STOCK. The Shares are owned of record by those shareholders and only such shareholders in such amounts as are set forth on
Schedule 2.7 hereto. No shares of preferred stock or other class of capital stock are authorized, issued or outstanding with respect to the Company or any of its subsidiaries. The Shares have been duly authorized and validly issued and are fully paid and non-assessable. The Shares were issued pursuant to applicable exemptions from registration under Federal securities laws and the securities laws of the Commonwealth of Pennsylvania, are owned by the Sellers and will be sold pursuant hereto free and clear of all Liens. Upon payment of the Adjusted Purchase Price to the Sellers in accordance with this Agreement, the Sellers will convey to the Purchaser good and marketable title to the MSH Capital Stock and thereby in the MT Capital Stock, free and clear of all Liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Sellers to the Purchaser at the Closing will be sufficient to transfer the Sellers' entire interest, and all of the interests, legal and beneficial, of Sellers and of all other Persons, in and to the MSH Capital Stock and thereby in the MT Capital Stock and in the capital stock of each other subsidiary of the Company. No dividends or other distributions are owed by the Company in connection with any of the Shares and, except as specifically set forth on the Financial Statements or on Schedule 2.7 hereto, none have been made to any shareholder of the Company or to any of the Sellers since at least December 31, 1996.

      Section 2.8 OPTIONS AND RIGHTS. There are no outstanding subscriptions, options, warrants, rights, puts, calls or other Contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock, or pursuant to which any Person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock.

      Section 2.9 FINANCIAL STATEMENTS. The Sellers have delivered to the Purchaser correct and complete copies of (i) the audited consolidated balance sheets of the Company as of December 31, 1997, December 31, 1998, December 31, 1999 and December 31, 2000 and the related statements of income, cash flow and retained earnings for the fiscal year reporting periods then ended, together with all notes and schedules thereto (the "FINANCIAL STATEMENTS") and (ii) the unaudited balance sheet of the Company as of the period ending February 28, 2001 and the related statement of income for such period then ended (the foregoing unaudited statements, with all monthly unaudited statements delivered hereafter, the "UNAUDITED FINANCIAL STATEMENTS"). The Financial Statements have been audited without qualification by Beard Miller Company LLP, independent auditors for the Company. The Financial Statements and the Unaudited Financial Statements
(a) have been prepared in accordance with the books and records of the Company and (b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP consistently applied, except, with respect to the Unaudited Financial Statements, for adjustments and notes that would result from an audit. Since December 31, 2000 and except as fully set forth in the Financial Statements and the Unaudited Financial Statements, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring.

      Section 2.10 EMPLOYEES.

            (a) Schedule 2.10 sets forth a list of all of the Company's employees, officers, directors, consultants and independent contractors, together with a description of any Contract regarding the terms of service and the rate and basis for total compensation of such persons.

            (b) Except as set forth on Schedule 2.10 hereto, the Company has paid or made provision for the payment of all salaries and accrued wages, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. No amounts have been accrued on the Company's books for vacation or sick leave in excess of the current year's obligations and no such obligations exist. No contracts or provisions exist that would obligate the Company to pay any severance compensation to any employee should his or her employment with the Company be terminated for any reason from and after the date hereof. No contracts or provisions exist that would obligate the Company to pay any amounts to any Person upon the change of control of the Company.

            (c) Except as set forth on Schedule 2.10 hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission or severance compensation, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, exempt, non-exempt or hourly employees, (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor do the Sellers or the officers, directors, managers or bookkeeper of the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to the Purchaser complete and correct copies of all such agreements, if any ("EMPLOYMENT AND LABOR AGREEMENTS"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

            (d) Except as set forth on Schedule 2.10 hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Sellers' or the Company's officers', directors', managers' or bookkeeper's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company,
(iii) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission, the Department of Labor or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iv) the Company has not received formal notice from any

Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Sellers and/or the officers, directors, managers or bookkeeper of the Company, no such investigation is in progress.

      Section 2.11 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 2.11, since December 31, 2000, there has been no (a) Material Adverse Change in the business, properties, financial statements, business prospects, condition (financial or otherwise) or results of operations of the Company, (b) theft, damage, destruction, removal or loss of assets or properties, whether covered by insurance or not, having a Material Adverse Effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company, (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Shares, or any redemption of the Shares, (d) increase in the compensation payable to or to become payable by the Company to its employees, officers, directors, consultants or independent contractors except in the ordinary course of business, (e) entry by the Company into any Contract not in the ordinary course of business, including, without limitation, Contracts relating to any borrowing or capital expenditures, (f) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP, or required by the FCC or Pennsylvania Public Utility Commission ("PPUC") (which such changes shall be set forth on Schedule 2.11 hereto), (g) operation of the Company's business other than in the ordinary course, (h) sale, assignment or transfer of any assets or properties of the Company except in the ordinary course of business, or as permitted by Section 1.4 of this Agreement, (i) amendment or termination of any of the Company's Permits or Contracts, (j) waiver or release of any material right or claim of the Company, (k) labor dispute or union activity which affects the operation of the Company, and (l) agreement by either the Sellers or the Company to take any of the actions described in the preceding clauses (a) through (k), except as contemplated by this Agreement.

      Section 2.12 CONTRACTS.

            (a) Generally. Except as listed on Schedule 2.12, the Company is not a party to any Contract relating to:

                  (i) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for deferred compensation.

                  (ii) Collective bargaining agreements or any other Contract with any labor union.

                  (iii) Hospitalization or medical insurance or other welfare benefit plans or practices.

                  (iv) Loans to its employees, officers, directors, shareholders or Affiliates.

                  (v) The borrowing or loaning of money to or from any Person or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company, including, but not limited to, any Contract with respect to the Company's indebtedness.

                  (vi) A guarantee of any obligation.

                  (vii) The ownership, lease (whether as lessee or lessor) or operation of any property, real or personal.

                  (viii) Intangible property (including Proprietary Rights).

                  (ix) Warranties with respect to its services rendered or its products sold or leased.

                  (x) Registration or preemptive rights with respect to any securities.

                  (xi) Prohibitions preventing it from freely engaging in any business.

                  (xii) The purchase, acquisition, disposition or supply of inventory and/or other property and assets.

                  (xiii) Employees, independent contractors, consultants, or other agents.

                  (xiv) Sales, commissions, advertising or marketing.

                  (xv) Unconditional purchase or payment obligations.

                  (xvi) Agreements between the Sellers and customers of the Business.

                  (xvii) Agreements pertaining to the providing of Internet access or service by the Company.

                  (xviii) Leases, licenses, easements, rights of way, pole attachment agreements, and license agreements for joint use of poles and other agreements regarding property rights to earth stations, utility poles, real property, fixtures and other similar items used in the operation of the Business.

                  (xix) The grant or franchise of telephone franchise rights.

                  (xx) Any investment or subsidiary of the Company, including, but not limited to, those shown on Schedule 2.4 hereto.

                  (xxi) Any other Contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of ten thousand dollars ($10,000).

            (b) Compliance. The Company has performed all material obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12). Except as disclosed on Schedule 2.12, no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance by the Company under any Contract to which it is subject. Except as disclosed on Schedule 2.12, the Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject.

      Section 2.13 TRUE AND COMPLETE COPIES. The Sellers and the Company have delivered to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement, as well as of all minute books and stock books of the Company and of each of its subsidiaries. The stock books are current and contain the true and complete records kept of such companies since 1956. The minute books are current and contain the true and complete records kept of such companies since 1985 and to the best of the Seller's knowledge, the minute books contain true and complete records kept of such companies from incorporation until 1985.

      Section 2.14 TITLE AND RELATED MATTERS.

            (a) Owned Property, Liens. Set forth on Schedule 2.14(a) is a description of all real and personal property owned or used by the Company. The Company has valid and marketable title to all such property, free and clear of all Liens, except Permitted Liens. All properties used in the Company's business operations as of December 31, 2000 are reflected in the Financial Statements in accordance with and to the extent required by GAAP and, as of the date hereof, are fully set forth on Schedule 2.14(a) hereto. Sellers and the Company have delivered, with respect to any real property owned by the Company, true and complete copies of all deeds, title policies, environmental assessments, surveys, and other title documents relating to such real property. Further, the Company has valid, good and marketable title to each of its investments set forth on Schedule 2.4 hereto, free and clear of all Liens, except as set forth on Schedule 2.14(a) hereto.

            (b) Leased Property. Set forth on Schedule 2.14(b) is a description of all real and personal property leased by the Company. Except as otherwise set forth on Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other Person under any such lease, and neither the Sellers nor the Company have received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been paid through the date of this Agreement. Except as set forth on Schedule 2.14(b), neither the Sellers nor the Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or current market rates. The Sellers have delivered to the Purchaser, with respect to any leased real or personal property, true and complete copies of all such leases and all amendments, supplements thereto or memoranda thereof.

            (c) Regulatory/Zoning Compliance. Except as set forth on Schedule 2.14(c), the real property owned or leased by the Company and the buildings, structures and improvements included within such real property (collectively, the "IMPROVEMENTS") comply with all material applicable restrictions, building ordinances and zoning ordinances and all Regulations of the applicable health and fire departments. No alteration, repair, improvement or other work which could give rise to a Lien has been performed with respect to such

Improvements within the last four (4) months. The Company's owned or leased real property and its continued use, occupancy and operation as currently used, occupied and operated does not constitute a nonconforming use under any Regulation or Order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Sellers' knowledge or the knowledge of the Company's officers, directors, managers and bookkeeper, threatened or proposed action or proceeding by any Authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's owned or leased real property.

            (d) Utilities. The real property owned or leased by the Company has access, sufficient for the conduct of the Company's Business as presently conducted and proposed to be conducted, to public roads and to all utilities, including electricity, sanitary and storm sewer, potable water, natural gas and other utilities used in the operation of the Company's Business as presently conducted.

            (e) Condition. Except as set forth on Schedule 2.14(e), since December 31, 2000, the Company has not sold, transferred, leased, distributed or disposed of any of its assets or properties, except for (i) transactions in the ordinary and regular course of business, or (ii) as otherwise consented to in writing by the Purchaser. The Company owns, or has all rights necessary to use, all properties and assets necessary for the conduct of its business as presently conducted. The assets and properties owned, leased or used by the Company in the conduct of the Business are in good condition (reasonable wear and tear excepted), are suitable for their respective uses, and comply with all applicable Regulations. Further such assets and properties constitute all of the assets and properties necessary for the Company to conduct its Business as now conducted.

      Section 2.15 LITIGATION. Except as set forth on Schedule 2.15, there is
(a) no Claim pending or, to the Sellers' knowledge, threatened against the Company, (b) no Claim by the Company pending or threatened against any Person,
(c) no outstanding Order relating to the Company, and (d) no Claim by any Person relating to the Shares.

      Section 2.16 TAX MATTERS.

            (a) Generally. Except as set forth on Schedule 2.16, MSH, MT and all their subsidiaries have timely filed all Federal, state, local and foreign tax reports, returns, information returns and any other documents required to be filed by each (collectively, "TAX RETURNS") and have duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for periods ending on or prior to or including the Closing Date have been or will be as of the Closing Date fully paid or reserved against on the Unaudited Financial Statements and on the books of MSH, MT and all their subsidiaries, as appropriate, in accordance with GAAP. All Taxes which are required to be withheld or collected by MSH, MT and all their subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper Federal, state, local or foreign authorities or properly segregated or deposited as required by applicable Regulations. There are no Liens for Taxes upon any property or assets of MSH, MT or any of their subsidiaries except for Liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law (all as disclosed on Schedule 2.16 hereto). Since 1985, except as disclosed on Schedule 2.16, neither MSH, MT nor any of their subsidiaries have requested an extension of time within which to file any Tax Return and none have waived the statute of limitations on the right of the IRS or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. All Taxes owed by any affiliated group of which MSH, MT or any of their subsidiaries has at any time been a member (whether or not shown on any Tax Return) have been paid for each taxable period during which MSH, MT or any of their subsidiaries was a member of the affiliated group. Neither MSH, MT nor any of their subsidiaries has any liability for the unpaid Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

            (b) Good Faith. All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

            (c) Claims. Except as disclosed on Schedule 2.16, (i) there are no proceedings, examinations or claims currently pending by any taxing Authority in connection with any Tax Returns described in Section 2.16(a) nor with respect to the periods to which such Tax Returns relate, and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), copies of which have been supplied to the Purchaser, state accurately, in all respects, the information requested with respect to MSH, MT and their subsidiaries, which information was derived from the books and records of the Company.

            (d) Course of Business. The Company has not taken any action in anticipation of the Closing that would have the effect of deferring any liability for Taxes of MSH, MT or any of their subsidiaries to any period (or portion thereof) ending after the Closing Date.

            (e) Withholdings. All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to any relevant taxing Authorities have been so withheld, deposited or paid by or on behalf of MSH, MT and all of their subsidiaries, as appropriate.

            (f) Partnerships. Except as disclosed on Schedule 2.16, the Company is not subject to or party to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for Federal income tax purposes. Any tax-sharing agreement between the Company and any other Person shall terminate as of the Closing Date and any such tax-sharing agreement is fully disclosed on Schedule 2.16 hereto.

            (g) Accounting Method Adjustments. Except as disclosed on Schedule 2.16, the Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any Regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987.

            (h) Tax Exemptions. None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC, and the Company is not subject to a lease, safe harbor lease or other arrangement as a result of which the Company is treated as the owner of leased property for Federal income tax purposes.

            (i) Tax Return Reviews. An accurate and complete description of the most recent review, if any, of the Tax Returns of the Company by the IRS or any other taxing Authority is set forth on Schedule 2.16.

            (j) Power of Attorney. Except as set forth on Schedule 2.16 hereto, no power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

            (k) True and Complete Copies. The Sellers and the Company have delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its 1995, 1996, 1997, 1998, 1999 and 2000 fiscal years.

            (l) Subchapter S Election. The Company, effective January 1, 1998, with the consent of the Sellers (who were then all of the shareholders of MSH), elected to be taxed as an S corporation under applicable provisions of federal and Pennsylvania income tax laws. The Company timely made valid S elections effective for the Company's fiscal year beginning January 1, 1998, which elections have remained in effect for its fiscal years thereafter and will remain in effect through the day immediately prior to the Closing Date. During the period of time the Company's S elections have been in effect, all taxable income of the Company has been and will be taxable to the Sellers and the Sellers have paid or will pay all of the income taxes associated with the Company's income from January 1, 1998, through the day immediately prior to the Closing Date.

      Section 2.17 BANK AND BROKERAGE ACCOUNTS. Set forth on Schedule 2.17 hereto is a list of all of the bank and brokerage accounts maintained by the Company and the authorized signatories for each such account.

      Section 2.18 COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS AND ORDERS. The Company has been and is presently in material compliance with all laws, ordinances, codes, rules, Regulations and Orders applicable to the conduct of its Business, including, without limitation, all Regulations relating to health, sanitation, fire, zoning, building and occupational safety.

      Section 2.19 EMPLOYEE BENEFIT PLANS.

            (a) Set forth on Schedule 2.19 hereto is a true and complete list of:

                  (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the

      Company or to which the Company or the Sellers are required to make contributions ("PENSION BENEFIT PLAN"); and

                  (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Company or to which the Company or the Sellers are required to make contributions ("WELFARE BENEFIT PLAN").

      True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA PLANS") have been delivered to Purchaser together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

            (b) With respect to the ERISA Plans, except as set forth on Schedule 2.19:

                  (i) there is no ERISA Plan which is a "multi-employer" plan as that term is defined in Section 3(37) of ERISA ("MULTI-EMPLOYER PLAN");

                  (ii) no event has occurred or (to the knowledge of the Sellers or Company) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code which could have an adverse effect on the Company or on the Company's participation, the participation of the Company's employees and the participation of the fiduciaries of the ERISA Plan with respect to the Company's participation;

                  (iii) with respect to the Company's participation, the participation of the Company's employees and the participation of the fiduciaries of the ERISA Plan in connection with the Company's participation, each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500 (or 5500-C or 5500-R) and predecessors thereof; and

                  (iv) no ERISA Plan is liable for any Federal, state, local or foreign Taxes.

            (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

                  (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and with respect to the Company's participation, the participation of the Company's employees and the participation of the fiduciaries of the Pension Benefit Plan in connection with the Company's participation, each Pension Benefit Plan is currently in compliance with applicable Federal laws;

                  (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

                  (iii) is not currently under investigation, audit or review by the IRS and (to the knowledge of the Sellers or of the officers, directors, managers or bookkeeper of the Company) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

            (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and each defined contribution plan under
Section 414(i) of the Code:

                  (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC by the Company have been timely paid;

                  (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

                  (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Sellers or of the officers, directors, managers or bookkeeper of the Company) is threatened or about to occur which would constitute a reportable event within the meaning of
      Section 4043(b) of ERISA;

                  (iv) No Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

                  (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Company and (B) all benefits accrued with respect to the Company's participation and the participation of the Company's employees to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

            (e) With respect to each Pension Benefit Plan, Schedule 2.19 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

            (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under Pension Benefit Plans is $69,622.22 for the 2000 fiscal year and is not expected to exceed approximately $70,856.00 for the 2001 fiscal year, all of which has been properly paid for the fiscal year 2000 and has been or will be properly accrued or reserved for on the Financial Statements and Unaudited Financial Statements for the fiscal year 2001. The foregoing estimate for fiscal year 2001 and the amounts accrued or reserved for on the Unaudited Financial Statements for fiscal year 2001 do not take into account any contributions which may be required as a result of overtime pay and/or benefits which may be paid to employees of the Company; in particular, there could be significant overtime compensation paid as a result of bad weather conditions. To the extent required in accordance with GAAP, the Company's Financial Statements reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Financial Statements.

            (g) With respect to any Multi-employer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Company under any Multi-employer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 2000; and (3) the Company has not received notice to the effect that any Multi-employer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

            (h)   With respect to the Welfare Benefit Plans:

                  (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

                  (ii) No claims for benefits are in dispute or in litigation with respect to the participation of the Company or the participation of the Company's employees.

            (i) Set forth on Schedule 2.19 hereto is a true and complete list of:

                  (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to; and

                  (ii) each other agreement, arrangement, and commitment of any kind, whether written or oral, with any current or former employee, officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement).

            (j) True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.19 ("COMPENSATION COMMITMENTS") have been provided to Purchaser together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. There are no unwritten agreements in the nature of Compensation Commitments in effect.

            (k)   Each Compensation Commitment:

                  (i) since its inception, has been implemented in all material respects in accordance with its terms;

                  (ii) is not currently under investigation, audit or review by the IRS or any other Federal or state agency and (to the knowledge of the Sellers and Company) no such action is contemplated or under consideration;

                  (iii) has no liability for the Company for any Federal, state, local or foreign Taxes;

                  (iv) has no claims subject to dispute or litigation;

                  (v) has met all applicable requirements, if any, of the Code; and

                  (vi) has been implemented since its inception in material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

            Section 2.20 INTELLECTUAL PROPERTY. Schedule 2.20 sets forth a complete and accurate list of the Proprietary Rights owned or used by the Company. The Company has no written documents or oral arrangements relating to the Company's ownership or use of the Proprietary Rights other than as listed on
Schedule 2.20. No other Person has any rights to such Proprietary Rights, except pursuant to agreements or licenses specified on Schedule 2.20. To the Sellers' and Company's knowledge, no other Person is infringing, violating or misappropriating any such Proprietary Right. If necessary, the Company owns or holds valid licenses to use all Proprietary Rights used in the operation of its business as presently conducted and proposed to be conducted, with all such licenses being specified on Schedule 2.20.

            Section 2.21 ENVIRONMENTAL MATTERS. The Company has obtained all Environmental Permits required in connection with the operation of its business. The Company is and has been, and is capable of continuing to be, in compliance in all respects with (i) the terms and conditions of all such Environmental Permits and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables of any applicable Environmental Law or Regulation, Order, code, plan, decree, judgment, injunction or demand letter issued, entered, promulgated or approved thereunder. The Company currently possesses and maintains such Environmental Permits in its name, and no amendments or modifications to such Environmental Permits or filings with any permitting Authority are required to permit the acquisition of the Shares as contemplated hereby. In addition, except as set forth on Schedule 2.21:

            (a) Generally. No notice, notification, demand, request for information, citation, summons or Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Sellers' and Company's knowledge, threatened by any Authority or other entity with respect to the Company relating to any Environmental Permit, license or authorization required in connection with the conduct of the business of the Company or with respect to the generation, treatment, storage, recycling, transportation, disposal or Release of any substance regulated under Environmental Laws ("HAZARDOUS MATERIALS").

            (b)   Property.

                  (i) The Company has not handled any Hazardous Material on any property now or previously owned or leased by the Company.

                  (ii) No PCB or asbestos is or has been present at any property now or previously owned or leased by the Company.

                  (iii) There are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company.

                  (iv) There has been no Release of Hazardous Materials at, on or under any property now or previously owned or leased by the Company.

            (c) Transportation. The Company has not (i) transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended "CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations or (ii) stored, treated, transported or disposed, or arranged for storage, treatment, transport or disposal of any Hazardous Materials, other than in compliance with Environmental Law.

            (d) Notification of Release. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company, and no property now or previously owned or leased by the Company is listed or proposed for listing on the National Priorities List under CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

            (e) Liens. There are no Liens arising under or pursuant to any Environmental Laws on any of the real property owned or leased by the Company, and no government actions have been taken or are threatened which could subject any of such properties to such Liens. The Company is not required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (f) Site Assessments. Except as set forth on Schedule 2.21, there have been no Phase I or Phase II environmental site assessments conducted by or which are in the possession of the Sellers or the Company in relation to any property or facility now or previously owned or leased by the Company.

      Section 2.22 CAPITAL EXPENDITURES AND INVESTMENTS. The Company has no outstanding Contracts or commitments for capital expenditures and investments, except as set forth on Schedule 2.22 attached hereto, which Schedule includes a list of all disbursements on account of capital expenditures and investments by the Company since December 31, 2000. There has been no order or ruling from the PPUC or any other regulatory body and none is threatened or expected by the Company requiring or recommending that the Company undertake any capital expenditures or investments. Attached to Schedule 2.22 are copies of the Company's 2001 and

2002 fiscal years capital expenditures budgets (by project) and, with respect to the 2001 budget, a comparison of the actual expenditures to budget (by project) year to date.

      Section 2.23 DEALINGS WITH AFFILIATES. Schedule 2.23 sets forth a complete and accurate list of all oral or written Contracts between the Company and any one or more of its Affiliates. Except as set forth on Schedule 2.23, since December 31, 2000, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee except for the payment of employee salaries in the ordinary course of business.

      Section 2.24 INSURANCE. The Company currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the business of the Company. Descriptions of all such policies, including the names of the insurer and the insured, the amount of premiums, and the types and amounts of coverage, are set forth on Schedule 2.24. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable Regulations and (ii) all Contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies which would have a Material Adverse Effect on the Company. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on
Schedule 2.24, there are no pending or, to the Sellers' knowledge or to the knowledge of the officers, directors, managers or bookkeeper of the Company, threatened claims under any policy relating to the Company. Also set forth on
Schedule 2.24 is a true and complete listing of any and all claims made by the Company under any policy since December 31, 1996.

      Section 2.25 COMMISSIONS. Except as set forth on Schedule 2.25 hereto, there are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, the Company, or any of their Affiliates (collectively, "Commissions"). Any and all such Commissions shall be paid solely by the Sellers, and not by MSH, MT or the Purchaser.

      Section 2.26 PERMITS AND REPORTS. Schedule 2.26 hereto sets forth a list of all permits, licenses, registrations, certificates, franchises, Orders, approvals or other authorizations from any Authority or other Person including, without limitation, the FCC and the PPUC and any regulatory or governmental authorities or municipalities ("PERMITS") issued to or held by the Company in connection with its operations or the Business. Such Permits are the only Permits that are required for the Company to conduct its business as presently conducted. Each such Permit is in full force and effect, and the Company has not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and neither the Company nor the Sellers have received any notice or notification of any reason that any such Permit will not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. The Company has no franchises, licenses, authorizations or Orders from any county or municipality, and no franchises, licenses, authorizations or Orders from any county or municipality are required for the Company to conduct its business as presently conducted and to the knowledge of the Sellers' and the knowledge of the officers, directors, managers and bookkeeper of the Company, no franchises, licenses, authorizations or Orders will be required following the Closing Date for the Company to conduct its business as presently conducted from any county or municipality. Except to the extent set forth on Schedule 2.26 hereto, no other Person is currently operating or providing telephone service within the Business' telephone exchange area and, to the Sellers' knowledge and knowledge of the Company's officers, directors, managers and bookkeeper, no Person is anticipating or contemplating doing so. Except as set forth on Schedule 2.26, no authorization, consent or notification of or filing with any Authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and each Permit issued to or held by the Company will continue in full force and effect following the Closing Date. Except as set forth on Schedule 2.26, (i) all returns, reports, applications, statements and other documents required to be filed by the Company with the FCC, the PPUC and any other regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law (details of such extensions, if any, are set forth on Schedule 2.26 hereto) and are true and complete in all material respects, and (ii) all reporting requirements of the FCC, the PPUC and other regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all material respects. A listing of all returns, reports, applications, statements and other documents which are unique to the Business and which were filed by the Company within the past three (3) years with the FCC, the PPUC and any other regulatory or governmental authority (including taxing authorities) or municipality is set forth on Schedule 2.26; true and complete copies of all such returns, reports, applications, statements and other documents set forth on Schedule 2.26 have been previously provided to the Purchaser by the Sellers. The transactions contemplated by this Agreement shall not cause the Business' study area to change. MSH is currently an average schedule company and neither the Company nor the Sellers have received any notice or notification of any reason that such study area or average schedule company status should not continue to be available to the Company after the Closing Date.

      Section 2.27 ABSENCE OF UNDISCLOSED LIABILITIES. The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.19 hereof or liabilities for Taxes (as defined in Section 2.16 hereof) or liabilities for under-reporting, under-billing or under-collection of revenues or underpayment of revenues to a third party or liabilities relating to investments or subsidiaries, except for (i) liabilities stated or reserved against in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on Schedule 2.27 hereto. All obligations and liabilities relating in any way to the Company's investments and subsidiaries (including future capital contributions or guaranty commitments) are set forth on Schedule 2.4 hereto, setting forth the maximum amount of the Company's potential obligations and the expected payment schedule therefor. The Company is not a party to any Contract, or subject to any articles of incorporation or bylaw provision, any other corporate limitation or any legal requirement which has, or can reasonably be expected to have, a Material Adverse Effect. Any and all long-term obligations and liabilities of the Company as of the date hereof are set forth on Schedule 2.27 hereto.

      Section 2.28 YEAR 2000 COMPLIANCE. The Company has reviewed and assessed all areas within its Business and operations that could be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by the Company may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to, including and any date after December 31, 1999), and has addressed and corrected any Year 2000 Problems. All computer applications that are material to the Company's Business and operations are able to perform properly date-sensitive functions for all dates before, including and after January 1, 2000. The Company has not, as of the date hereof, experienced any Year 2000 Problems.

      Section 2.29 DISCLOSURE. Neither this Agreement nor any of the attachments, Schedules, Exhibits, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Sellers or the Company with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits any material fact necessary to make each statement contained herein or therein not misleading.

                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Sellers as follows:

      Section 3.1 CORPORATE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted and proposed to be conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified.

      Section 3.2 AUTHORIZATION. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser has or will prior to Closing duly authorize the execution, delivery and performance of this Agreement, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

      Section 3.3 NO VIOLATION. Except as set forth on Schedule 3.3 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Purchaser or its capital stock (except upon the Shares as part of Purchaser's financing of this transaction) or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to the charter or bylaws of the Purchaser, any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), any Order to which the Purchaser is subject or any Contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 3.4 INVESTMENT INTENT. The Purchaser represents and warrants to the Sellers that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act of 1933, as amended, or the Regulations thereunder or under any other applicable securities laws.

                                   ARTICLE IV

                    COVENANTS OF THE SELLERS AND THE COMPANY

      Subject to the provisions of Section 4.14 hereof, from and after December 31, 2000 until the Closing Date, each of the Sellers and the Company agree that they shall have acted and shall act, or refrain from acting where so required, to comply (and in the case of the Sellers, to cause the Company to comply) with the following:

      Section 4.1 REGULAR COURSE OF BUSINESS.

            (a) Generally. Subject to the provisions of Section 1.4 the Company shall operate its business diligently and in good faith, consistent with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and Contracts in effect without change except as expressly provided herein and shall comply with the provisions of all Regulations, Orders and Permits applicable to the Company and the conduct of its business. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 2000.

            (b) Compensation. The Company shall not hire any employee other than in the ordinary course of business, consistent with past management practices, and with contemporaneous written notice of the same to the Purchaser, and shall not grant any increase in the compensation of any employee, officer, board member, consultant or independent contractor except in the ordinary course of business consistent with past management practices and with contemporaneous written notice of the same to the Purchaser. The Company shall be entitled to pay, but not obligated to pay, on or before the last business day prior to the Closing Date, a bonus in amounts not in excess of six (6) months compensation, at current rates to each employee.

            (c) Insurance. The Company shall maintain current its insurance policies with the coverage and in the amounts set forth on Schedule 2.24.

            (d) Claims. The Company shall promptly notify the Purchaser of any Claims that may be commenced against it, as well as of any threatened, suspected or expected Claims of which the Company or the Sellers may be aware.

            (e) Supplement. From time to time prior to the Closing Date, the Sellers shall promptly notify the Purchaser of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto.

      Section 4.2 AMENDMENTS. No change or amendment shall be made to the charter or bylaws of the Company, and the Company shall not merge into or consolidate with any other Person or change the character of its Business.

      Section 4.3 CAPITAL CHANGES. The Company shall not issue, sell, purchase or redeem any Shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any Shares of its capital stock. The Company shall not pledge or otherwise encumber any Shares of its capital stock, nor shall the Company allow the transfer of any Shares of its capital stock on its stock transfer ledger or other books and records.

      Section 4.4 DIVIDENDS. The Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock without contemporaneous written notice of the same to the Purchaser.

      Section 4.5 CAPITAL EXPENDITURES; TRANSACTIONS WITH AFFILIATES. The Company shall not make any capital expenditures, or commitments with respect thereto, except as provided on Schedule 2.22. Further, the Company shall timely make the capital expenditures set forth on Schedule 2.22 or discuss with the Purchaser, after written notice of the Company's proposed changes, its reasons for not so performing. The Company shall also make capital expenditures in the ordinary course consistent with past practices. The Company shall not make or accept any loan or advance to or from any of its Affiliates or Affiliates of the Sellers.

      Section 4.6 BORROWING. The Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on either the Financial Statements or on Schedule 2.22, except for amounts not to exceed ten thousand dollars ($10,000) in the ordinary course of business. Further, the Company shall not incur, assume or guarantee any indebtedness or obligation of any of its subsidiaries or investments.

      Section 4.7 PROPERTY. Except as permitted under Section 1.4, the Company shall not sell, transfer, or dispose of any of its assets and properties, other than in the ordinary course of business, or allow any of its assets and properties to become subject to a Lien.

      Section 4.8 OTHER COMMITMENTS. Except as set forth in this Agreement or permitted in writing by the Purchaser from and after the date hereof, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

      Section 4.9 INTERIM FINANCIAL INFORMATION, INVESTMENT K-1S. Except as set forth in Schedule 4.9 hereof, from and after the date hereof, the Company shall supply the Purchaser with a copy of its internal monthly Unaudited Financial Statements within forty-five (45) days after the end of each month. Further, the Company shall provide the Purchaser with any and all financial statements, K-1s and/or reports received with respect to investments set forth on Schedule 2.4 hereto promptly following receipt thereof by the Company or the Sellers.

      Section 4.10 CONSENTS AND AUTHORIZATIONS. The Sellers and the Company shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed on Schedules 2.3 and 2.26 hereto. The Sellers and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

      Section 4.11 ACCESS. Each of the Sellers and the Company shall afford to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access during business hours to the Company's plants, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser or its lender shall from time to time reasonably request.

      Section 4.12 NOTICE OF TRANSFER. Each of the Sellers and the Company shall cooperate in providing any required notices to the appropriate Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Permits).

      Section 4.13 PAYMENT OF STAMP TAX. All transfer (including any real estate transfer tax), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne one-half (1/2) by the Sellers (collectively) and one-half (1/2) by the Purchaser when due, and the parties will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause its Affiliates to, join in the execution of any such Tax Returns and other documentation.

      Section 4.14 DISCLOSURE. To the extent the Company shall have taken any actions contrary to any of the covenants set forth in this Article IV, from and after December 31, 2000 and prior to the date hereof, such actions are set forth on Schedule 4.14 hereto. From and after the date hereof, the Company shall not take any actions contrary to any of the covenants set forth in this Article IV without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

      Section 4.15 COOPERATION WITH PURCHASER. Each of the Sellers and the Company shall cooperate with Purchaser as shall be necessary for Purchaser to consummate this transaction and to obtain financing therefor, including giving access to the Company's properties and business records as shall be necessary for Purchaser to, among other things, obtain surveys of the real property, a title commitment with respect to the real property and/or environmental assessments.

      Section 4.16 INCOME TAX. Each of the Sellers shall include in their taxable income all of the income attributable to the Company through and including the day immediately prior to the Closing Date and shall make all such elections that are necessary to achieve or accomplish this result. On or before the day immediately prior to the Closing Date, the Company shall have liquidated all of its temporary investments, bonds, and securities other than the MT Capital Stock and the Associated Network Partners, Inc. capital stock.

      Section 4.17 TRANSFER OF EXCLUDED ASSETS. All Excluded Assets shall be transferred by the Company to the Sellers prior to the day immediately prior to the Closing Date.

                                   ARTICLE V

                           COVENANTS OF THE PURCHASER

      Section 5.1 CONSENTS AND AUTHORIZATIONS. The Purchaser shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed on Schedule 3.3. The Purchaser shall diligently pursue and use its best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date. Purchaser shall, at its expense, manage the process of obtaining, with the Sellers and the Company's assistance, all government consents and approvals required to carry out the transactions contemplated by this Agreement.

      Section 5.2 EMPLOYEES. For a period of six (6) months following the Closing, the Purchaser shall cause the Company to continue to employ all of those employees set forth on Schedule 2.10 hereto with the exception of S.W. Horne, who shall not be employed, and Ellen Plutch who shall continue to be employed through July 1, 2002 (the "RETAINED EMPLOYEES"); provided, however, that the Company shall retain the right to terminate any employee at any time for cause. Ellen Plutch while employed by the Company shall be eligible to participate as an employee in the group health insurance coverage that is offered by the Purchaser to its employees. Upon her retirement from the Company, if applicable, Ellen Plutch shall be eligible at her sole expense until her sixty-fifth (65) birthday to participate in the group health insurance coverage that is offered by Purchaser to its employees. S.W. Horne and M. Horne shall be eligible, at their sole expense, for benefits offered pursuant to the Consolidated Omnibus Reconciliation Act of 1985 through the group health insurance coverage provided by the Purchaser to its employees for the eighteen
(18) month period immediately following the Closing. The Company's former employee, John Frazee, shall be eligible, at his sole expense, to participate as a retiree, in the group health insurance coverage that is offered by the Purchaser to its employees after the Closing.

      Section 5.3 TELEPHONE AND CABLE SERVICE. S.W. Horne shall receive basic local telephone service from MSH without cost for so long as S.W. Horne is a resident in the service area and all of the MSH Capital Stock is owned by Purchaser or its Affiliate. S.W. Horne shall receive cable television service for as long as the local cable companies agree or provide MSH with at least two free hookups and S.W. Horne is a resident in the MSH service area.

                                   ARTICLE VI

                                OTHER AGREEMENTS

      The parties hereto further agree as follows:

      Section 6.1 AGREEMENT TO DEFEND. In the event any claim of the nature specified in Section 7.4 or Section 8.3 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

      Section 6.2 FURTHER ASSURANCES. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense, subject to the provisions of Section 12.13, to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts (a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Regulations or in connection with any Permits, (c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and (d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

      Section 6.3 CONSENTS. Without limiting the generality of Section 6.2, each of the parties hereto shall use all reasonable efforts to obtain all waivers, Permits, authorizations, consents and approvals of, or notice to, all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

      Section 6.4 NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, neither the Sellers nor the Company shall, and each shall use best efforts to cause its Affiliates, and the directors, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      Section 6.5 NO TERMINATION OF THE OBLIGATIONS BY SUBSEQUENT DISSOLUTION. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article VI, shall not be terminated by the dissolution of such party, whether by operation of law, Regulations or otherwise.

      Section 6.6 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, no party hereto nor any Affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required hereunder by law or in connection with a securities filing, or to obtain the consents, waivers and authorizations listed on Schedules 2.3, 2.26 and 3.3 and in connection with the Purchaser's financing of the transactions contemplated hereby, without the other parties' prior written consent. Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements (but excluding disclosures necessitated by any securities filing) with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Sellers and the Purchaser, which approval shall not be unreasonably withheld; provided, however, that either party may withhold such approval in its sole discretion with respect to any of the foregoing which discloses any of the financial terms of this transaction. Prior to the Closing Date, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, prior to the Closing Date, except as otherwise required by law or in connection with a securities filing, no party hereto will disclose the Purchase Price or the manner in which the Purchase Price is calculated, without the prior written consent of the Purchaser and the Sellers. Additionally, the parties agree that the Company may, following the execution of this Agreement, announce the existence of the pending sale transaction contemplated by this Agreement to the Company's employees. The Purchaser shall, at the request of the Sellers and the Company, participate in any such announcement to the Company's employees as the Sellers and the Company determines appropriate.

      Section 6.7 RECORDS AND INFORMATION.

            (a) Retention of Records. Except as otherwise required by Regulation or agreed to in writing, the Sellers and the Purchaser shall each retain, and shall cause their respective Affiliates to retain, for a period of at least four
(4) years, or, if greater, the period required by applicable Regulation, following the Closing Date, all records, books, contracts, instruments, computer data and other data and information (collectively, "INFORMATION") relating to the Company.

            (b) Access to Information. From and after the Closing Date, the Sellers shall afford to the Purchaser and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the Sellers' possession relating to the Company, insofar as such access is reasonably required by the Purchaser. Similarly, the Purchaser shall afford to the Sellers and their authorized accountants, counsel, and other designated representatives reasonable access (including reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Purchaser's possession relating to the Company or its business as conducted prior to the Closing Date, insofar as such access is reasonably required by the Sellers.

            (c) Delivery of Corporate Records. The Sellers shall arrange, as soon as practicable following the Closing Date, to the extent not previously delivered in connection with the transactions contemplated herein, for transportation at the Sellers' cost to the Purchaser of the records in the Sellers' possession relating to the Company, including, without limitation, the corporate minute books, stock ledgers and certificates and corporate seals of the Company, and all Contracts and litigation files relating to the Company, except to the extent (i) such items are already in the possession of the Purchaser or the Company or (ii) it is necessary or appropriate for the Sellers to retain such records for use in preparation of Tax Returns under the provisions hereof. The Sellers may make and retain copies of all or any of such records or documents at the Sellers' expense.

            (d) Witnesses. At all times from and after the Closing Date, each of the Sellers and the Purchaser shall use reasonable efforts to make available to the other, upon written request, its and its Affiliates' officers, directors, employees and agents as witnesses to the extent that such Persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved, at no cost; provided, however, that a party producing such witnesses shall be entitled to receive from the requesting party, upon presentation therefor, payment for such out-of-pocket costs and disbursements as may be reasonably incurred in producing such witnesses.

      Section 6.8 INSURANCE POLICIES AND CLAIMS ADMINISTRATION.

            (a) Insurance Coverage Prior to the Closing Date. The Sellers shall be responsible for the administration of all claims under the Company's insurance policies relating to periods prior to the Closing Date. If any claim is asserted against the Company relating to periods prior to the Closing Date, the Sellers shall, if requested by the Purchaser, cooperate with the Purchaser in assisting and pursuing coverage and payment for such claim with the appropriate insurance carrier. The Purchaser shall, upon request by Sellers, cause the Company to file all necessary claims and take all such other action as may reasonably be requested by Sellers to pursue such coverage. As between the Sellers, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except to the extent the Sellers have previously provided indemnification therefor to the Purchaser or the Company under this Agreement. If the Purchaser shall pursue coverage and payment for any claim relating to periods prior to the Closing Date on behalf of the Company, then the Sellers shall provide reasonable cooperation and assistance to the Company and the Purchaser.

            (b) Insurance Coverage After the Closing Date. Each party shall be responsible for establishing and maintaining its own property and casualty insurance (including, without limitation, primary and excess general liability, automobile, workers' compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for the activities and claims of such party and its Affiliates on and after the Closing Date; provided, however, the Purchaser shall, if it so desires, continue the Company's policies in place as at the

Closing Date and the Sellers shall be obligated to obtain new insurance policies on any of the operations and assets distributed to any of them as Excluded Assets as provided herein.

      Section 6.9 OTHER TAX MATTERS.

            (a) Tax Returns. The Purchaser, the Sellers, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within ten (10) days following the Closing, the Sellers shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are in the possession of the Sellers or which are not on the Company premises, and which relate to any Taxes of the Company for any taxable period. Prior to the delivery of the materials described in the preceding sentence, the Sellers shall cooperate with the Purchaser in providing access to such materials as is reasonably required by the Purchaser.

      The parties hereto agree that the Sellers shall prepare, and pay (but only to the extent not fully paid or reserved against on the Financial Statements or the Unaudited Financial Statements) all Taxes arising therefrom, all Tax Returns for the Company for the periods before the Closing Date and for all Taxes of the Sellers or the Company arising as a result of the transactions contemplated by this Agreement (except as provided in Section 4.13 hereof). Upon mutual agreement between the Sellers and the Purchaser, the Company may prepare any such required Tax Returns. The Purchaser shall prepare, and pay all Taxes arising therefrom, all Tax Returns for the Company for the periods after the Closing Date.

            (b) Information. The Purchaser and the Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement.

                                  ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Purchaser:

      Section 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. The Sellers and the Company shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to and on the Closing Date. The Sellers shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given. The Sellers shall deliver to the Purchaser all of the certificates, stock powers and other documentation referenced in Section 9.2 hereof, evidencing the transfer to the Purchaser of clear title to all of the Shares at the Closing.

      Section 7.2 CONSENTS AND APPROVALS. The Sellers, the Company and the Purchaser shall have obtained all consents, approvals, Orders, qualifications, licenses, Permits, regulatory approvals (including but not limited to any necessary consent, approval, exemption or notice as required by (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, and (B) the Pennsylvania Public Utility Commission) and other authorizations, whether specified on Schedules 2.3, 2.26 and 3.3 hereto or not, and shall have given all notices, required by all applicable Regulations, Orders and Contracts binding on any of the Sellers, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the Business of the Company in the same manner after the Closing Date as before the Closing Date.

      Section 7.3 NO MATERIAL ADVERSE CHANGE. There shall have been no Material Adverse Change in the business, properties, Financial Statements, Unaudited Financial Statements, Schedules to this Agreement, business prospects, regulatory climate, condition (financial or otherwise) or results of operations of the Company since December 31, 2000 through the Closing Date. The Purchaser shall have received a certificate, dated the Closing Date, from the Sellers, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

      Section 7.4 NO PROCEEDING OR LITIGATION. No Order or Regulation shall be in effect and no litigation shall have been consummated or threatened which would prevent the consummation of the transactions contemplated hereby.

      Section 7.5 SECRETARY'S CERTIFICATE. The Purchaser shall have received a certificate, signed by the Secretaries of MSH and MT dated the Closing Date, as to the charter (attaching a Secretary of State certified copy thereof, with all amendments) and bylaws of MSH and MT, respectively, and the resolutions adopted by the shareholders and directors of MSH and MT in connection with this Agreement in a form reasonably satisfactory to the Purchaser.

      Section 7.6 CERTIFICATES OF GOOD STANDING. At the Closing, the Company shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of MSH, MT and each of their subsidiaries in their respective jurisdictions of incorporation and in each jurisdiction in which each is qualified to do business as a foreign corporation as of a date not more than fifteen (15) days prior to the Closing Date.

      Section 7.7 OPINION OF SELLERS' COUNSEL. The Sellers shall deliver at Closing an opinion of counsel to the Sellers addressed to the Purchaser and the Purchaser's lender in substantially the form attached hereto as Exhibit 7.7.

      Section 7.8 RESIGNATIONS. The Sellers shall have caused all directors and officers of MSH and MT and all of their subsidiaries to have resigned. Further, all Sellers who are employees of the Company shall resign.

      Section 7.9 OTHER DOCUMENTS. The Purchaser shall have been furnished with such other and further documents and certificates, including certificates of the Sellers, MSH and MT officers, directors and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

      Section 7.10 LIENS. The Sellers shall have removed all Liens on the Shares and/or on the assets and properties of the Company other than Permitted Liens.

      Section 7.11 DELIVERY OF MINUTE BOOKS. The Sellers shall have delivered at Closing all original minute books, corporate seals and stock transfer records of MSH, MT and of all their direct and indirect subsidiaries, as well as original evidence of all their respective investments.

      Section 7.12 DELIVERY OF FINANCIAL STATEMENTS. The Sellers shall have delivered the Unaudited Financial Statements on a monthly basis from and after the date hereof as soon as such Unaudited Financial Statements shall have been prepared, all as provided in Section 4.9 hereof.

      Section 7.13 AMENDMENT OF CONTRACT. The Sellers shall have caused the contract dated as of December 14, 1999 by and between Info Avenue(R) Internet Services, LLC and MT to have been amended by causing the deletion of Article 11 thereof or causing such other waiver of or amendment to Article 11 as is satisfactory to Purchaser in its sole discretion.

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

      The obligations of the Sellers under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by
Sellers:

      Section 8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. The Purchaser shall have performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to and on the Closing Date. An officer of the Purchaser in his capacity as such shall have delivered to the Sellers a certificate, dated the Closing Date, in a form reasonably satisfactory to the Sellers, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given.

      Section 8.2 CONSENTS AND APPROVALS. The Purchaser, the Sellers and the Company shall have obtained all consents, approvals, orders, qualifications, licenses, Permits, regulatory approvals, (including but not limited to any necessary consent, approval, exemption or notice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976), the Pennsylvania Public Utility Commission and other authorizations, whether specified on Schedules 2.3,
2.26 and 3.3 hereto or not, and shall have given all notices, required by all applicable Regulations, Orders and Contracts binding on the Purchaser, the Sellers or the Company or any of their respective properties and assets with respect to the execution, delivery and performance of this Agreement.

      Section 8.3 NO PROCEEDING OR LITIGATION. No Order or Regulation shall be in effect and no litigation shall have been consummated or threatened which would prevent the consummation of the transactions contemplated hereby.

      Section 8.4 SECRETARY'S CERTIFICATE. The Sellers shall have received a certificate, signed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and bylaws of the Purchaser and the resolutions adopted by the directors of the Purchaser in connection with this Agreement in a form reasonably satisfactory to the Sellers and a certificate issued by the appropriate governmental authority evidencing the good standing of the Purchaser in its jurisdiction of incorporation as of a date not more than fifteen (15) days prior to the Closing Date.

      Section 8.5 OPINION OF PURCHASER'S COUNSEL. The Purchaser shall deliver at Closing an opinion of counsel to the Purchaser addressed to the Sellers in substantially the form attached hereto as Exhibit 8.5.

                                   ARTICLE IX

                                     CLOSING

      Section 9.1 CLOSING. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "CLOSING") shall be held on or before September 1, 2001 (or on such date either before or after September 1, 2001 as the parties hereto shall mutually agree, which shall be on the first day of the month which is at least ten (10) days after receipt of all PPUC, FCC, Hart-Scott-Rodino and other approvals required as a precondition to Closing and which is at least ten (10) days after approval or agreement with respect to the estimated Closing Balance Sheet) (the "CLOSING DATE") in the offices of the Sellers' counsel; provided, that the Closing shall occur as soon as practicable after the satisfaction of the conditions contained in Articles VII and VIII hereof.

      Section 9.2 CLOSING DATE PAYMENT AND RECEIPT OF SHARES. On the Closing Date (i) the Sellers will assign and transfer to the Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to the Purchaser stock certificates representing the Shares, duly endorsed for transfer and accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached; (ii) the Purchaser shall, by wire transfer of same-day funds, deposit in an escrow account the amount of Five Hundred Seventy Thousand

Dollars ($570,000) ("ESCROW FUNDS"), all as provided in Section 11.2 hereof;
(iii) the Purchaser shall, by wire transfer of same-day funds, pay to the Sellers, the amount of the Adjusted Purchase Price for all of the Shares, less the Escrow Funds; and (iv) the parties shall deliver to each other the documents required under this Agreement to be delivered at the Closing.

                                   ARTICLE X

                           TERMINATION AND ABANDONMENT

      Section 10.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

            (a) Mutual Consent. By mutual written consent of the Purchaser and the Sellers.

            (b) Sellers' Failure to Perform. By the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied (and remain so unsatisfied for more than twenty (20) days after the Purchaser has notified the Sellers in writing thereof) or if any of the Sellers or the Company are otherwise in default in any material respect under this Agreement (and remains in default for more than twenty (20) days after the Purchaser has notified the Sellers in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Purchaser (on reasonable grounds) that any of the Sellers or the Company will be unable to satisfy one or more of the representations and warranties in Article II hereof or one or more of the covenants or agreements in Articles IV, VI or VII hereof,

            (c) Purchaser's Failure to Perform. By the Sellers if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied (and remain so unsatisfied for more than twenty (20) days after the Sellers have notified the Purchaser in writing thereof) or if the Purchaser is otherwise in default in any material respect under this Agreement (and remains in default for more than twenty (20) days after the Sellers have notified the Purchaser in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Sellers (on reasonable grounds) that the Purchaser will be unable to satisfy one or more of its representations and warranties in Article III hereof or one or more of the covenants or agreements in Articles V, VI or VIII hereof.

            (d) Failure to Close by December 31, 2001. By either party in the event the Closing has not occurred by December 31, 2001, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement, or such failure to close shall be due to the non-receipt of approval from the PPUC, which approval has been diligently sought, in which last case this date shall be extended for one hundred twenty
(120) days automatically.

            (e) Material Adverse Change. By the Purchaser if a Material Adverse Change shall be shown or indicated (in the sole discretion of the Purchaser) in any of the Unaudited Financial Statements delivered after the date hereof or otherwise with respect to any of the conditions to Closing set forth in Section
7.3 hereof, and written notice of termination of this Agreement shall have been given by the Purchaser within thirty (30) business days of the

Purchaser's receipt of such Unaudited Financial Statements or the Purchaser's discovery of such Material Adverse Change.

            (f) Remedies. In the event of any failure to perform as described in this Section 10.1, the non-breaching party shall have such remedies for breach of contract as are allowed by law in addition to or in substitution of the right of termination.

      Section 10.2 PROCEDURE UPON TERMINATION. If this Agreement is terminated as provided herein:

            (a) Return of Records. Each party shall as promptly as practicable redeliver to the party furnishing the same, all data, information and other written material (including all copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof.

            (b) Confidentiality. All information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used by such party, or disclosed to third parties.

                                   ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

      Section 11.1 SURVIVAL; LIMITATIONS. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify each other as set forth in this Article XI shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue for, and all claims with respect thereto shall be made three (3) years from the Closing Date (the "INDEMNIFICATION PERIOD") provided, however, that with respect to the representations set forth in Sections 2.7, 2.8 and 2.21 hereof, the Indemnification Period shall survive in perpetuity and provided further that with respect to any income tax liability of MSH, MT or any of their subsidiaries or Affiliates attributable to any activities or transactions occurring by any of them on or prior to the Closing Date, the agreement of the Sellers to indemnify the Purchaser and its Affiliates shall survive until, and all claims with respect thereto shall be made prior to, the expiration of the applicable statute of limitations prescribed by Section 6501 of the IRC, as such statutes of limitations may have been or be extended by agreement from time to time.

      Section 11.2 ESCROW OF LIQUID ASSETS. Five Hundred Seventy Thousand Dollars ($570,000) of the Adjusted Purchase Price otherwise payable to Sellers for their Shares (the "Escrow Funds") shall be maintained in an escrow account (the "Escrow Account") in National City Bank pursuant to the terms and provisions of an Escrow Agreement to be executed at Closing substantially in the form attached hereto as Exhibit 11.2 (the "Escrow Agreement"). In addition to seeking indemnification directly from Sellers under the provisions of Section 11.3 hereof, the Purchaser may make a claim from the Escrow Account for payment of and indemnity payment due under Section 11.3 in the manner provided in the Escrow Agreement.

      Section 11.3 INDEMNIFICATION BY THE SELLERS. After the Closing Date, subject to the limitations set forth in Sections 11.1 and 11.8 hereof, the Purchaser and its Affiliates (including, without limitation, MSH and MT) and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless jointly and severally by the Sellers, their respective heirs, successors, representatives and assigns, against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of any of the Sellers or the Company other than those disclosed pursuant to the certificate provided for in Section 7.1 hereof, or nonfulfillment of any obligation on the part of the Company, (to be performed on or prior to the Closing) or any of the Sellers under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, Financial Statement, Unaudited Financial Statement, or instrument delivered by or on behalf of the Sellers or the Company hereunder.

            (b) Taxes. All Taxes of the Sellers, of MSH, MT or any of their subsidiaries or Affiliates or with respect to their investments or income, including but not limited to any and all income earned or realized or investments sold or otherwise disposed of prior to the Closing Date, attributable to any period prior to or on the Closing Date.

            (c) Other Claims. Any Claim of a third party arising out of the business or operations of the Company prior to or on the Closing Date or any Claim relating to the Excluded Liabilities or Excluded Assets either prior to or after the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company prior to or on the Closing Date.

            (d) Related Expenses. All expenses and costs, including but not limited to reasonable legal fees, paid or incurred in connection with any such indemnified Claim.

      Section 11.4 INDEMNIFICATION BY THE PURCHASER. After the Closing Date, subject to the limitations set forth in Sections 11.1 and 11.8 hereof, the Sellers and their respective heirs, successors, representatives and assigns shall be indemnified and held harmless by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) Misrepresentation or Breach. Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

            (b) Taxes. All Taxes of the Purchaser or of the Company attributable to any period on or after the Closing Date.

            (c) Other Claims. Any Claim of a third party arising out of the business or operations of the Company after the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the Business of the Company after the Closing Date.

            (d) Related Expenses. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

      Section 11.5 THIRD PARTY CLAIMS.

            (a) Generally. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "INDEMNITEE") of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation another party to this Agreement (hereinafter the "INDEMNITOR") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a claim thereon is to be, or may be, made against the Indemnitor, immediately notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim or process and all legal pleadings. The Indemnitee's failure to give timely notice as required by this Section 11.5(a) shall not serve to eliminate or limit the Indemnitor's obligation to indemnify the Indemnitee unless such failure prejudices the rights of the Indemnitor, and then only to the extent of such prejudice. Moreover, the Indemnitee shall have the right to take any actions or steps it deems reasonable to avoid the occurrence of any prejudice to the rights of the Indemnitee. The Indemnitor shall have the right to assume the defense of such action with counsel of reputable standing unless with respect to such action (A) injunctive or equitable remedies have been sought therein in respect of the Indemnitee or its business or (B) such action is for an alleged amount of less than Five Thousand Dollars ($5,000); provided, that the Indemnitee and counsel to the Indemnitee shall have the right to participate in the defense of any and all Claims pursuant to the provisions of
Section 11.5(b) hereof. The Indemnitor and the Indemnitee shall reasonably cooperate in the defense of such Claims. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall immediately pay such amount to the Indemnitee in order to enable the Indemnitee to make such payment, and otherwise shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment, in either case, plus all reasonable out-of-pocket expenses (including legal fees and expenses) incurred by such Indemnitee at the specific request of the Indemnitor, as provided above, or as otherwise authorized by Section 11.5(b) hereof, in connection with such obligation or liability subject to this Article XI. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as provided in this Section 11.5(a), the Indemnitee shall have the full right to defend against any such Claim and shall be entitled to settle or agree to pay in full such Claim in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this Section 11.5(a), the Indemnitee shall not enter into any settlement for which an indemnification Claim will be made hereunder without the approval of the Indemnitor, which shall not be unreasonably withheld.

            (b) Counsel. An Indemnitee shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim and the Indemnitor has agreed in writing to pay such fees and expenses, or
(ii) the Indemnitor shall not have employed counsel in the defense of such Claim (which counsel may be in-house counsel unless and until a lawsuit has been commenced). In either of which events, such fees and expenses of not more than one additional counsel for the Indemnitee shall be borne by the Indemnitor.

      Section 11.6 OTHER CLAIMS.

            (a) In the event an Indemnitee should have a claim under this
Article XI against an Indemnitor that does not involve a third party Claim, the Indemnitee shall promptly give notice (the "INDEMNITEE NOTICE") and the details thereof, including copies of all relevant information and documents, to the Indemnitor within a period of thirty (30) days following the discovery of the claim by the Indemnitee (the "CLAIM NOTICE PERIOD"). The failure by any Indemnitee to give the Indemnitee Notice within the Claim Notice Period shall not impair the Indemnitee's rights hereunder except to the extent that the Indemnitor demonstrates that it has been prejudiced thereby. The Indemnitor will notify the Indemnitee within a period of twenty (20) days after the receipt of the Indemnitee Notice by the Indemnitor (the "INDEMNITY RESPONSE PERIOD") whether the Indemnitor disputes its liability to the Indemnitee under this
Article XI with respect to such Claim. If the Indemnitor notifies the Indemnitee that it does not dispute the Claim described in such Indemnitee Notice or fails to notify the Indemnitee within the Indemnity Response Period whether the Indemnitor disputes the claim described in such Indemnitee Notice, the actual damages as finally determined will be conclusively deemed to be a liability of the Indemnitor under this Article XI and the Indemnitor shall pay the amount of such damages to the Indemnitee on demand. If the Indemnitor notifies the Indemnitee within the Indemnity Response Period that the Indemnitor disputes its liability with respect to such Claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice or such longer period as may be agreed to by the parties in writing, such dispute shall be resolved by arbitration in accordance with
Section 11.6(b) hereof.

            (b) Any dispute required to be submitted to arbitration pursuant to this Section 11.6 shall be finally and conclusively determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "RULES OF ARBITRATION") then in effect by the decision of three (3) arbitrators (the "BOARD OF ARBITRATION") selected in accordance with the

Rules of Arbitration. The Board of Arbitration shall meet in Charlotte, North Carolina and shall render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to and stating the amount, if any, which the Indemnitor is required to pay to the Indemnitee in respect of the claim made by the Indemnitee. The decision of the Board of Arbitration shall be rendered as soon as practical following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnitee and the Indemnitor. Any decision made by the Board of Arbitration shall be final, binding and conclusive on the Indemnitee and the Indemnitor and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

      The parties hereto hereby consent to the jurisdiction of the foregoing Board of Arbitration and to the jurisdiction of any local, state or Federal court located in the State of North Carolina for the purpose of enforcing the decision or award of the Board of Arbitration or otherwise. The parties hereto agree that all service of process may be made on any such party by personal delivery or by registered or certified mail addressed to the appropriate party at the address for such party set forth in this Agreement.

      All fees, costs and expenses of the prevailing party in any arbitration, including, but not limited to, attorneys' fees, shall be paid by the losing party and shall be awarded to the prevailing party as part of the decision of the Board of Arbitration. For purposes hereof, a "PREVAILING PARTY" shall mean the party which substantially prevails in its position in arbitration. Each and every arbitration proceeding commenced pursuant to this Section 11.6(b) shall be consolidated with any arbitration proceedings simultaneously or previously commenced (but not concluded) under this Section 11.6(b).

      Section 11.7 CONTINUED LIABILITY FOR INDEMNITY CLAIMS. The liability of any Indemnitor hereunder with respect to claims hereunder shall continue for so long as any Claims for indemnification may be made hereunder pursuant to this
Article XI and, with respect to any such indemnification Claims duly and timely made, thereafter until the Indemnitor's liability therefore is finally determined and satisfied.

      Section 11.8 BASKET AMOUNT.

            (a) Indemnification by the Sellers. Notwithstanding anything to the contrary herein, Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.3 of this Agreement until the total of all damages suffered by the Purchaser and/or its Affiliates exceeds One Hundred Thousand Dollars ($100,000.00) (the "BASKET AMOUNT"), and then only for the amount by which such damages exceed the Basket Amount.

            (b) Indemnification by the Purchaser. Further, notwithstanding anything to the contrary herein, Purchaser will have no liability (for indemnification or otherwise) with respect to the matters described in Section
11.4 of this Agreement (other than the nonfulfillment, in whole or in part, of any obligation on the part of the Purchaser under this Agreement which relates to Section 5.2 or the payment of the Adjusted Purchase Price) until the total of all damages suffered by the Sellers and/or their Affiliates exceeds the Basket Amount and then only for the amount by which such damages exceed the Basket Amount.

            (c) Aggregation. Notwithstanding the foregoing, to the extent indemnification is sought under Sections 11.3 or 11.4 of this Agreement, any and all claims shall be aggregated for purposes of determining if the Basket Amount has been met. By way of example, and not by way of limitation, if Sellers shall have failed to perform three (3) obligations of the type referred to in Section 2.12(b) hereof, each causing damages of Forty Thousand Dollars ($40,000.00), then payment in the amount of Twenty Thousand Dollars ($20,000.00) shall be made to Purchaser as provided herein (representing the excess of such damages over the Basket Amount of One Hundred Thousand Dollars ($100,000.00).

      Section 11.9 LIMITATIONS ON INDEMNIFICATIONS. Notwithstanding anything to the contrary contained in this Agreement, the aggregate liability of the Sellers under this Article XI shall not exceed any amount equal to (i) the Adjusted Purchase Price, minus (ii) the amount of cash and cash equivalents held by the Company on the Closing Date.

      Section 11.10 EXCLUSIVE REMEDY. Each Indemnitee's rights under and subject to the provisions of this Article XI shall be the Indemnitee's sole and exclusive remedy with respect to any claim against any Indemnitor based upon (i) those matters set forth in Section 11.3(a) through (d) inclusive, in the case of Claims by the Purchaser and/or their Affiliates, and (ii) those matters set forth in Section 11.4(a) through (d) inclusive, in the case of Claims by the Sellers and/or their Affiliates, and the parties hereby waive and relinquish any and all other applicable rights and remedies, if any, to which they may otherwise at any time be entitled; provided, however, that all Indemnitees shall retain their legal and equitable remedies with respect to Claims arising from fraud or from misrepresentations that are knowingly or intentionally made, with respect to Claims arising from Section 6.4 and Section 10.1 hereof and with respect to covenants and agreements to be performed and complied with by Indemnitors subsequent to the Closing Date.

                                  ARTICLE XII

                               GENERAL PROVISIONS

      Section 12.1 AMENDMENT AND MODIFICATION. Subject to applicable Regulations, this Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

      Section 12.2 WAIVER. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

      Section 12.3 CERTAIN DEFINITIONS.

      "ADJUSTED PURCHASE PRICE" shall have the meaning ascribed to such term in
Section 1.2 hereof.

      "AFFILIATE" shall mean, with regard to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof. "CONTROL" (including, with correlative meaning, the terms "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

      "AGREEMENT" shall have the meaning ascribed to such term in the preamble hereof.

      "AUTHORITY" shall mean any governmental authority, including, without limitation, the FCC and the PPUC and all municipalities in which MSH, MT and/or any of their subsidiaries or Affiliates engage in business, and any other governmental, regulatory or administrative body, agency, commission, board of arbitrators, or any court or judicial authority, whether Federal, state, local or foreign.

      "BASE PURCHASE PRICE" shall have the meaning ascribed to such term in
Section 1.2 hereof.

      "BUSINESS DAY" shall mean any day that is not a Saturday or Sunday and that in Pittsburgh, Pennsylvania, or Charlotte, North Carolina, is not a day on which banking institutions are generally authorized or obligated by Regulation to close.

      "CERCLA" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

      "CERCLIS" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

      "CLAIM" shall mean any action, written claim, complaint, lawsuit, written demand, suit, notice of a violation, litigation, proceeding, arbitration or other dispute noticed in writing, or otherwise, whether civil, criminal, administrative or otherwise, by any Authority or other Person.

      "CLOSING" shall have the meaning ascribed to such term in Section 9.1 hereof.

      "CLOSING DATE" shall have the meaning ascribed to such term in Section 9.1 hereof.

      "CLOSING BALANCE SHEET" shall have the meaning ascribed to such term in
Section 1.3 hereof.

      "COMPANY" shall have the meaning ascribed to such term in the preamble hereof.

      "CONTRACT" shall mean any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

      "ENVIRONMENTAL LAW" shall mean any Regulation or Order, including, but not limited to, any term or condition included in a validly issued Permit to construct or operate a facility subject to any Regulation or Order, which relates to or otherwise imposes liability or standards of conduct concerning environmental matters, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials, whether as matter or energy, into ambient air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous wastes, substances or materials, including (but not limited to) CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "SUPERLIEN" law and any other similar Regulation by any Authority in effect on or before the Closing Date.

      "ENVIRONMENTAL PERMIT" shall mean a Permit relating to or required by any Environmental Law.

      "ERISA" shall have the meaning ascribed to such term in Section 2.19 hereof.

      "ERISA PLANS" shall have the meaning ascribed to such term in Section 2.19 hereof.

      "FCC" shall mean the Federal Communications Commission.

      "FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in
Section 2.9 hereof.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied, as in existence at the date hereof and/or at the Closing Date.

      "HAZARDOUS MATERIALS" shall have the meaning ascribed to such term in
Section 2.21(a) hereof.

      "IMPROVEMENTS" shall have the meaning ascribed to such term in Section 2.14(c) hereof.

      "INDEMNITEE" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

      "INDEMNITOR" shall have the meaning ascribed to such term in Section 11.5(a) hereof.

      "IRC" or the "CODE" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "IRS" means the Internal Revenue Service.

      "LIEN" shall mean any security interest, lien, mortgage, pledge, hypothecation, encumbrance, claim, easement, restriction (on transfer or otherwise) or interest of another Person of any kind or nature.

      "MATERIAL ADVERSE CHANGE" shall mean any developments or changes which would have a Material Adverse Effect.

      "MATERIAL ADVERSE EFFECT" shall mean, with respect to any Person, any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a material adverse effect in respect of such Person's business, business prospects, properties, assets, regulatory climate, condition (financial or otherwise) or results of operations.

      "NET WORKING CAPITAL" shall have the meaning ascribed to such term in
Section 1.2 hereof.

      "ORDER" shall mean any judgment, decree (consent or otherwise), order, injunction (preliminary or permanent), stipulation, ruling, decree or consent of or by an Authority.

      "PCB" shall mean polychlorinated biphenyls.

      "PRICE PER SHARE" shall have the meaning ascribed to such term in Section
1.2 hereof.

      "PERMITS" shall have the meaning ascribed to such term in Section 2.26 hereof.

      "PERMITTED LIENS" shall mean (i) statutory Liens for Taxes not yet due and payable, (ii) such imperfections or irregularities of title, liens, easements, charges or encumbrances as do not interfere with the present use of the properties or assets subject thereto or affected thereby, do not otherwise impair present business operations at such properties, or do not have a Material Adverse Effect on the value of such properties and assets and (iii) Liens existing at the Closing Date with respect to the Total Long Term Debt and the Total Long Term Debt's associated current liability, but only to the extent such particular items of Total Long Term Debt are accounted for in determining the Adjusted Purchase Price, and such Liens are fully disclosed on Schedule 2.14(a) hereto.

      "PERSON" shall mean any corporation, partnership, joint venture, organization, entity, Authority or natural person, together with any and all heirs, successors, representatives and assigns thereof.

      "PENSION BENEFIT PLAN" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      "PPUC" shall mean the Pennsylvania Public Utility Commission.

      "PROPRIETARY RIGHTS" shall mean all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof and (iii) copyrights and registrations and applications for registration thereof.

      "PURCHASER" shall have the meaning ascribed to such term in the preamble hereof.

      "REGULATION" shall mean any law, statute, regulation, ordinance, requirement, rule, executive order or binding action of or by an Authority.

      "RELEASE" shall have the meaning ascribed to such term in Section 9601(22) of Title 42 of the United States Code.

      "SELLER" or "SELLERS" shall have the meaning ascribed to such term in the preamble hereof.

      "SHARES" shall have the meaning ascribed to such term in the recitals hereof.

      "TAX RETURNS" shall have the meaning ascribed to such term in Section 2.16(a) hereof.

      "TAX" or "TAXES" means any income, gross receipt, net proceeds, alternative or add-on minimum, ad valorem, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing Authority, Federal, state, local or foreign.

      "TOTAL LONG TERM DEBT" shall have the meaning defined in the Financial Statements, computed in accordance with GAAP, consistently applied.

      "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning ascribed to such term in Section 2.9 hereof.

      "WELFARE BENEFIT PLAN" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      Section 12.4 NOTICES. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice to the other parties.

   NOTICES TO PURCHASER:                     WITH COPIES TO:

   MJD Ventures,  Inc.                       Rosenman & Colin LLP
   521 East Morehead Street                  401 S. Tryon Street
   Suite 250                                 Suite 2600
   Charlotte, NC  28202                      Charlotte, NC  28202
   ATTN:  Eugene B. Johnson, Vice Chairman   ATTN:  Susan L. Sowell, Esq.
          and Executive Vice President       (704) 444-2000  (Phone)
   (704) 344-8150  (Phone)                   (704) 444-2060  (Fax)
   (704) 344-1594  (Fax)                     slsowell@rosenman.com  (E-Mail)
   ejohnson@fairpoint.com  (E-Mail)




                                             And

                                             FairPoint Communications, Inc.

                                             521 East Morehead Street
                                             Suite 250
                                             Charlotte, NC  28202
                                             ATTN: Shirley J. Linn, Vice
                                                   President and General Counsel
                                             (704) 344-8150 (Phone)
                                             (704) 344-1594 (Fax)
                                             slinn@fairpoint.com (E-mail)

   NOTICES TO THE COMPANY                    WITH COPIES TO:
   AND TO SELLERS:

   Scott W. Horne                            Barley, Snyder, Senft & Cohen, LLC
   793 Baker Hill Road                       501 Washington Street
   Washington, PA  15301                     Post Office Box 942
                                             Reading, PA  19603
                                             Attn:  Gregory R. Young
                                             (610) 376-6651  (phone)
                                             (610) 376-5243  (Fax)
                                             gyoung@barley.com

                                             And

                                             Falkenberg Capital Corporation
                                             600 South Cherry Street
                                             Suite 808
                                             Denver, CO  80246
                                             ATTN:  W. Scott Soden
                                             (303) 320-4800 (Phone)
                                             (303) 322-5796 (Fax)



      Section 12.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; provided, that the Purchaser may, without the prior written consent of the Sellers or any other party hereto, assign its rights and obligations hereunder and under any other Contracts or documents executed or delivered in connection herewith to (i) an Affiliate of the Purchaser, including but not limited to FairPoint Communications, Inc. or MJD Services Corp. or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby. No such assignment shall relieve the assignor of such assignor's liability for any and all continuing obligations hereunder, however.

      Section 12.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of North Carolina, without regard to its principles of conflict of laws.

      Section 12.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 12.8 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 12.9 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such subject matter other than those expressly set forth or referred to herein.

      Section 12.10 NO BENEFIT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

      Section 12.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by Regulation or otherwise, afforded to any party shall be cumulative and not alternative.

      Section 12.12 SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12.13 EXPENSES. Each of the parties hereto shall bear its own expenses, including, without limitation, legal fees, taxes and expenses, with respect to this Agreement and the transactions contemplated hereby (which, with respect to such expenses incurred by or on behalf of the Sellers or the Company, shall be paid by the Sellers and not by the Company). Notwithstanding the foregoing, in the event a breach of Section 6.4 hereof occurs and the transactions contemplated hereby are not consummated, the Sellers shall pay to the Purchaser the Purchaser's out-of-pocket fees, including, without limitation, legal fees and expenses, incurred in connection with the transactions contemplated hereby. Additionally, notwithstanding the foregoing, (A) with respect to any Hart-Scott-Rodino filing necessitated by the transactions contemplated herein, (1) the Purchaser shall pay any and all applicable filing fees, and (2) each of the parties shall bear its own fees and expenses otherwise incurred in connection with the preparation of such filing, and (B) with respect to compliance with any notice and/or approval requirements of the Pennsylvania Public Utilities Commission necessitated by the transactions contemplated herein, any and all legal fees, filing fees and expenses of regulatory counsel incurred in connection therewith shall be paid one-half (1/2) by the Purchaser and one-half (1/2) by the Sellers (collectively).

      Section 12.14 TIME OF THE ESSENCE. Time is strictly of the essence with respect to the provisions of this Agreement.

      Section 12.15 INJUNCTIVE RELIEF. The parties hereby agree that any remedy at law for any breach of the provisions of this Agreement shall be inadequate and that the nonbreaching party shall be entitled to injunctive relief in addition to any other remedy which such nonbreaching party might have at law or in equity.

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                                       46

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                    MJD VENTURES, INC.



                                      /s/ Eugene B. Johnson
                                    --------------------------------------------
                                    By:  Eugene Johnson
                                    Title: Executive Vice President




                                    SCOTT WILLIAM HORNE



                                      /s/ Scott William Horne
                                    --------------------------------------------




                                    SUSAN ELAINE HORNE



                                      /s/ Susan Elaine Horne
                                    --------------------------------------------



                                    MONA JEAN HORNE



                                      /s/ Mona Jean Horne
                                    --------------------------------------------




                                    MONA JEAN HORNE REVOCABLE TRUST



                                      /s/ Mona Jean Horne
                                    --------------------------------------------
                                    By:    MONA JEAN HORNE
                                    Title: TRUSTEE

                                    MONA JEAN HORNE GRANTOR
                                    RETAINED ANNUITY TRUST



                                      /s/ Scott William Horne
                                    --------------------------------------------


                                      /s/ Susan Elaine Horne
                                    --------------------------------------------
                                    By:    SCOTT WILLIAM HORNE
                                    By:    SUSAN ELAINE HORNE
                                    Title: TRUSTEES



                                    MARIANNA AND SCENERY HILL
                                    TELEPHONE COMPANY



                                      /s/ Scott W. Horne
                                    --------------------------------------------
                                    By:    SCOTT W. HORNE
                                    Title:  PRESIDENT

                                   Exhibit 7.7

                           Opinion of Sellers' Counsel

               [LETTERHEAD OF BARLEY, SNYDER, SENFT & COHEN, LLC]




                               _____________, 2001



MJD Ventures, Inc.
521 East Morehead Street
Suite 250
Charlotte, NC  28202

[LENDERS TO BE DETERMINED.]
--------------------------------
--------------------------------
--------------------------------

      Re:   Marianna and Scenery Hill Telephone Company, Inc.

Ladies and Gentlemen:

      We have served as special counsel to Marianna and Scenery Hill Telephone Company ("MSH") and its subsidiary, Marianna Tel, Inc. ("MT") (collectively, the "Company"), Mona Jean Horne ("M. Horne"), in her individual capacity, and the shareholders of MSH, Scott W. Horne and Susan E. Horne, in their individual capacities, Scott W. Horne and Susan E. Horne, Trustees of the Grantor Retained Annuity Trust created by Mona Jean Horne, and Mona Jean Horne, Trustee of the Mona Jean Horne Revocable Trust, in connection with the preparation, execution and delivery of the Stock Purchase Agreement dated as of May 7, 2001, among MJD Ventures, Inc. ("MJD"), MSH, M. Horne, and the above referenced shareholders of MSH (such shareholders referred to collectively herein as the "Shareholders"), relating to the purchase of all of the shares of the capital stock of MSH owned by the Shareholders. Such Stock Purchase Agreement, together with all Schedules thereto and all Exhibits executed by MSH and/or any or all of the Shareholders and M. Horne in connection therewith are referred to collectively herein as the "Agreement". This opinion is delivered to you pursuant to Section 7.7 of the Agreement. All capitalized terms used herein have the meaning assigned to them in the Agreement except as otherwise provided herein.

      In connection with the opinions expressed below, we have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction, of such documents, corporate records and other writings of the Company, certificates of public officials or officers of the Company, and such other documents and writings as were deemed necessary or appropriate for the opinions hereinafter expressed.

      In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such documents and the legal capacity of all natural persons.

      For purposes of our opinion, we have assumed that the Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than the Company, M. Horne and the Shareholders. In addition, we have assumed that our clients who are natural persons and all persons acting on behalf of the Company and all other parties to the Agreement are sui juris. We have no knowledge that any of such clients or such persons are not sui juris.

      Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge", or similar phrases, it is intended to indicate that during the course of our representation of the Company, M. Horne and the Shareholders and the transactions contemplated by the Agreement, and having made inquiry of the Shareholders, and M. Horne as to such matters, no information that would give our Designated Transaction Lawyers (defined below) actual knowledge of the inaccuracy of such statement has come to their attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement, except that, with respect to our opinion in Paragraph (f), we have reviewed the appropriate dockets for the Court of Common Pleas in Washington County, Pennsylvania and the United States District Court for the Western District of Pennsylvania. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of the Company, M. Horne and the Shareholders. The term "Designated Transaction Lawyers" means Gregory R. Young, Elaine P. Stanko, and Jesse C. Robinson. In addition, for purposes of our opinion, we have relied upon factual representations made by the Company, M. Horne, and the Shareholders in
Article II of the Agreement and in a Reliance Certificate delivered by them to us in connection with this opinion, a copy of which is attached hereto (the "Reliance Certificate"). We have no knowledge that such Reliance Certificate contains any material misrepresentations.

      Our opinions as hereinafter expressed are subject to the following qualifications:

      1. Our opinions are subject to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium and other similar laws;

      2. Our opinions are subject to limitations imposed by laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally or general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the enforceability of any of the remedies, covenants and other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies;

      3. We express no opinion as to the creation or enforceability of security interests or as to the recoverability of attorneys' fees and legal expenses;

      4. We express no opinion as to the laws or the effect or applicability of the laws of any jurisdiction other than the laws of the United States and the Commonwealth of Pennsylvania;

      5. We express no opinion as to matters involving regulatory approvals or consents of, or proceedings pending with, the Pennsylvania Public Utility Commission (the "PPUC") or the Federal Communications Commission and we note that you are relying upon the opinion of Malatesta Hawke & McKeon LLP with respect to regulatory approvals of, and proceedings pending with, the PPUC.

      6. The opinions expressed herein are as of the date hereof, and we undertake no responsibility to advise you of changes occurring after the date of this letter.

      Based upon the foregoing and subject to further assumptions, limitations and qualifications set forth below, we are of the opinion that:

            (b) MSH is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to carry on the business in which it is presently engaged and to own, lease and operate its properties as now being conducted and to perform its obligations under the Agreement. Marianna Tel, Inc. ("MT"), a subsidiary of MSH, is a corporation duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania with full corporate power and authority to carry on the business in which it is presently engaged and to own, lease and operate its properties as now being conducted and to perform its obligations under the Agreement. To our knowledge, and based upon the Reliance Certificate, Scott W. Horne and M. Horne are residents of Pennsylvania, Susan E. Horne is a resident of Florida, and each of the Trusts which are Shareholders have as their situs the Commonwealth of Pennsylvania.

            (c) The execution and delivery of the Agreement has been duly authorized and approved by MSH's board of directors, M. Horne and the Shareholders. The Agreement is a valid and binding obligation of MSH and the Shareholders, enforceable in accordance with its terms, subject to the limitations and qualifications noted above. All persons who have executed the Agreement on behalf of MSH have been duly authorized to do so by all necessary action of the MSH and its Shareholders.

            (d) The authorized capital stock of MSH consists of 2,400 shares of $25 par value common stock, of which 306 shares are issued and outstanding (the "MSH Common Stock") and 400 shares of $100 par value preferred stock, none of which is issued and outstanding. MSH has no other class of stock authorized or issued and outstanding. We have no knowledge that any of the issued and outstanding shares of the MSH Capital Stock were other than duly and validly issued and outstanding, fully paid and non-assessable, or issued in compliance with all state and federal laws. The delivery by the Shareholders to the Purchaser at the Closing of duly endorsed certificates representing and evidencing the MSH Capital Stock with appropriate language of assignment, together with the execution and delivery of the other documents required for Closing, will pass to the Purchaser such title as such Shareholders then have in and to such MSH Capital Stock. Based on the stock records of MSH, each Shareholder is the owner of the number of shares of the MSH Capital Stock reported in the Agreement. To our knowledge, based upon our review of the stock records of MSH and the Reliance Certificate, there are no outstanding warrants, options, rights, puts, calls or other commitments of any nature relating to the MSH Capital Stock, and there are no outstanding securities or debt obligations of the Company convertible into shares of MSH Capital Stock. To our knowledge, based upon our review of the stock records of MSH and the Reliance Certificate, there are 194 shares of the common stock of MSH held in the treasury of MSH.

            (e) The opinions expressed in Paragraph (c) are equally applicable to the capital stock of MT (the "MT Capital Stock"), except that the authorized, issued and outstanding shares of the MT Capital Stock is as follows:


                                                               Issued and
                                        Authorized            Outstanding
           Corporation                Capital Stock          Capital Stock
           -----------                -------------          -------------
Marianna Tel, Inc.                 100 shares, $10 par   100 shares issued to
                                    value common stock   MSH on March 1, 1997
                                                         by Certificate No. 1

            (f) The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement will not: (i) violate or result in a breach of or default or acceleration under the Articles of Incorporation or Bylaws of the Company, as such have been amended, or, to our knowledge, any instrument or agreement to which the Company or the Shareholders or M. Horne are a party or are bound which would have a material adverse effect on the Company's properties or operations; (ii) to our knowledge, violate any judgment, order, injunction, decree or award against or binding upon the Company or upon the MSH Capital Stock or other securities, property or business of the Company which would have a material adverse effect on the Company's properties or operations; (iii) to our knowledge, result in the creation of any material lien, charge or encumbrance upon the properties or assets of the Company or the MSH Capital Stock; or (iv) violate any law or regulation relating to the Company or the MSH Capital Stock or other securities, property or business of the Company, assuming all required regulatory approvals have been obtained in connection with the transactions contemplated by the Agreement as provided in the Agreement.

            (g) To our knowledge, there is no litigation, claim or proceeding, pending or threatened against the Company, the Shareholders, or M. Horne, or against any of their respective assets or properties, or relating to the ownership of any or all of the MSH Capital Stock or the capital stock of Marianna Tel, Inc. ("MT Capital Stock"), or which questions the validity or enforceability of the Agreement, or which could prevent, hinder or delay consummation of the Agreement or any of the transactions contemplated thereby, except for those matters referenced in Schedule 2.15 of the Agreement.

            (h) To our knowledge, there is not pending any threatened or existing claim, unsatisfied judgment, litigation, governmental investigation or proceeding before any court, arbitrator or Federal, state or other governmental commission, board or other agency by or against the Company, M. Horne or the Shareholders adversely affecting the operations or financial condition of the Company or its business, property, business prospects or assets, except for those matters referenced in Schedule 2.15 of the Agreement.

            (i) To our knowledge, the Shareholders, M. Horne and the Company have given all notices to and have obtained from all local, state and Federal regulatory authorities any and all approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Agreement. We refer you to the qualification of this opinion contained in paragraph number 5. above.

      The opinions expressed herein are solely for your benefit in connection with the Agreement and, without our express written consent, neither our opinions nor this opinion letter may be assigned, quoted or relied upon for any other purpose. No other person or entity may rely upon or claim reliance upon this opinion, and it is not to be quoted in whole or in part or otherwise referred to by any governmental agency or other person or entity without prior written consent of this firm.

                                    Very truly yours,



                                    BARLEY, SNYDER, SENFT & COHEN, LLC

                                    By:_________________________________
                                    Name:  Gregory R. Young

                                          _____________________, 2001





Barley, Snyder, Senft & Cohen, LLC
501 Washington Street
P.O. Box 942
Reading, PA 19603-0942

      Re:   RELIANCE CERTIFICATE

Gentlemen:

      Reference is hereby made to the Stock Purchase Agreement of even date herewith (the "AGREEMENT") among MJD Ventures, Inc., a Delaware corporation (the "Purchaser"), Marianna and Scenery Hill Telephone Company, a Pennsylvania corporation ("MSH"), Mona Jean Horne, and the shareholders of MSH, Scott W. Horne and Susan E. Horne, in their individual capacities, and Scott W. Horne and Susan E. Horne, Trustees of the Grantor Retained Annuity Trust created by Mona Jean Horne, and Mona Jean Horne, Trustee of the Mona Jean Horne Revocable Trust. MSH, Mona Jean Horne, and the above-referenced shareholders of MSH (such shareholders being collectively referred to herein as the "Shareholders") are sometimes referred to herein together as the "Sellers". Capitalized terms defined in the Agreement and not otherwise defined herein shall be used herein as defined in the Agreement.

      The Sellers have engaged you to serve as their special counsel in connection with the Agreement and the transactions contemplated thereby. A condition precedent to the obligations of the Purchaser under the Agreement is the delivery of an opinion of the Sellers' counsel to the Purchaser and the Purchaser's lender. The Sellers hereby request you to provide such an opinion on our behalf.

      The Sellers understand and acknowledge that you are relying upon this certification as to certain factual matters in rendering your legal opinion of even date herewith in connection with the Agreement. Thus, the Sellers hereby certify to you, as of the date hereof, as follows:

      1. Scott W. Horne and Mona Jean Horne are residents and domiciliaries of the Commonwealth of Pennsylvania.

      2. Susan E. Horne is a resident and domiciliary of the state of Florida.

      3. Each of the trusts which are Shareholders has the Commonwealth of Pennsylvania as its situs.

      4. The Three Hundred Six (306) shares of the common stock of MSH collectively owned by the Shareholders are the only shares of the common stock of MSH currently issued and outstanding and none of the shares of the preferred stock of MSH are currently issued and outstanding.

      5. MSH owns all of the issued and outstanding capital stock of Marianna Tel, Inc. ("MT"), a Pennsylvania corporation and MT is the sole subsidiary of MSH.

      6. The execution and delivery of the Agreement by each of the Sellers as a party thereto, and compliance by each such Person with the terms and provisions thereof, will not violate any of the provisions of the corporate charter or bylaws or other organizational documents, as the case may be, of any such corporate Person, any law, rule or regulation applicable to such Person, or any order, writ, injunction or decree of any court, arbitration panel or governmental or administrative authority or agency applicable to such Person.

      7. The execution and delivery of the Agreement by each of the Sellers will not result in a breach of, constitute a default under, require any consent under, or result in the acceleration or required prepayment of any indebtedness pursuant to, the terms of any agreement or instrument to which any of the Sellers is a party or by which it is bound or to which its property is subject.

      8. There are no legal or arbitral proceedings pending or threatened against any of the Sellers, nor any judgments presently outstanding and unsatisfied against any of the Sellers, nor any proceeding or investigation involving any of the Sellers before any court, or by or before any governmental or administrative authority or agency, federal, state or local, which: (i) might, if adversely determined, result in any Material Adverse Effect; or (ii) questions the validity or enforceability of the Agreement or the transactions contemplated thereby.

      9. There are no outstanding warrants, options, rights, puts, calls or other commitments of any nature relating to the authorized capital stock of MSH or MT, and there are no outstanding securities or debt obligations of MSH or MT convertible into shares of MSH capital stock.

      10. One Hundred Ninety-four (194) shares of common stock of MSH are held in the treasury of MSH. No shares of capital stock of MT are held in the treasury of MT

      11. All of the representations and warranties made by the Sellers in
Article II of the Agreement are true and correct as of the date of this letter.

                                    Very truly yours,

                                    Marianna and Scenery Hill Telephone Company


                                    By:
                                         -------------------------------------


                                         -------------------------------------
                                          Mona Jean Horne

                                         -------------------------------------
                                          Scott W. Horne

                                         -------------------------------------
                                          Susan E. Horne

                                    Grantor Retained Annuity Trust


                                    By:
                                          ------------------------------------
                                          Scott W. Horne, Trustee


                                    By:
                                          ------------------------------------
                                          Susan E. Horne, Trustee


                                    Mona Jean Horne Revocable Trust


                                    By:
                                          ------------------------------------
                                          Mona Jean Horne, Trustee

                                   Exhibit 8.5

                         Opinion of Purchaser's Counsel

                       [Rosenman & Colin LLP Letterhead]




----------------, ------




Shareholders of Marianna and Scenery Hill Telephone       DIRECT DIAL
Company                                                   (704) 444-2026
                                                          E-MAIL ADDRESS
                                                          Slsowell@rosenman.com
------------------------------------

------------------------------------

------------------------------------


Ladies and Gentlemen:

      We have acted as counsel to MJD Ventures, Inc., a Delaware corporation ("MJD" or the "Purchaser"), in connection with the purchase by the Purchaser of all of the capital stock of Marianna and Scenery Hill Telephone Company (collectively with Marianna Tel, Inc. and all subsidiaries and affiliates of either, the "Company") from Scott William Horne, Susan Elaine Horne, Mona Jean Horne, Scott William Horne and Susan Elaine Horne being and as Trustees of the Grantor Retained Annuity Trust created by Mona Jean Horne by her Irrevocable Deed of Trust, dated December 24, 1998 and Mona Jean Horne being and as Trustee of the Revocable Trust created by her Deed of Trust dated July 28, 1993 (collectively, the "Shareholders" or the "Sellers"), pursuant to a Stock Purchase Agreement entered into as of May 7, 2001 by, between and among the Purchaser, the Company and the Sellers (such Stock Purchase Agreement, together with all Schedules thereto and all Exhibits executed by the Company and/or MJD in connection therewith, referred to collectively hereinafter as the "Agreement").

      This opinion is being delivered to you pursuant to Section 8.5 of the Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Agreement.

      In connection with this transaction, we have reviewed the Articles of Incorporation and Bylaws (the "Organizational Documents") of the Purchaser, the Agreement and such other instruments and documents as are executed and delivered pursuant to the Agreement, and have examined such other records and information and have conducted such other investigations as we have deemed necessary to render the opinion set forth below. As to facts material to our opinion, we have relied upon the factual representations of the Purchaser in the Agreement, certificates from certain state authorities and on those certificates delivered at Closing.

      We have assumed the conformity of all copies to the originals of all documents reviewed by us, the genuineness of all signatures (other than those of the shareholders, directors and officers of the Purchaser) and the authenticity of all documents submitted to us (whether originals or copies).

      For the purposes of our opinion, we have assumed that the Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than the Purchaser.

      Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge", or similar phrases, it is intended to indicate that during the course of our representation of the Purchaser and the transactions contemplated by the Agreement, and having made inquiry of certain officers of the Purchaser as to such matters, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of the Purchaser.

      Based upon the foregoing, and subject to the assumptions and qualifications herein set forth, it is our opinion that:

      1. MJD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, to own, lease and operate its properties, and to enter into and to perform its obligations under the Agreement.

      2. The execution and delivery of the Agreement was duly authorized and approved by the Board of Directors of MJD. The Agreement is a valid and binding obligation of MJD enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights in the event of future bankruptcy, insolvency or reorganization of the Purchaser, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All persons who have executed the Agreement on behalf of MJD have been duly authorized to do so by all necessary corporate action.

      3. To our knowledge, MJD has given all notices to and has obtained from all local, state and Federal regulatory authorities any approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Agreement.

      The opinions expressed herein are based upon and limited to matters governed by the laws of the State of North Carolina and the State of Delaware, and we express no opinion as to any matter governed by the laws of any other jurisdiction. We are not authorized to practice law in the State of Delaware and the opinions set forth herein are rendered solely upon our review of applicable provisions of Delaware corporation law as currently published in standard compilations and such consultations with Delaware local counsel as we have deemed necessary or appropriate.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is limited to matters herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

      This opinion is being furnished to you in connection with the transactions contemplated by the Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose nor relied upon by any other person or entity without our prior written consent.

      Finally, the opinions expressed herein represent our reasonable judgment as to the matters of law addressed herein, based upon the facts presented or assumed, and are not, and should not be construed or considered as, a guaranty.

                                    Very truly yours,

                                  Exhibit 11.2

                                Escrow Agreement

                                ESCROW AGREEMENT

      THIS ESCROW AGREEMENT (the "Escrow Agreement") is made as of ______________, 2001, between SCOTT WILLIAM HORNE ("S. W. Horne") a resident of the Commonwealth of Pennsylvania, in his individual capacity, SUSAN ELAINE HORNE ("S. E. Horne") a resident of the State of Florida, in her individual capacity, MONA JEAN HORNE ("M. Horne") a resident of the Commonwealth of Pennsylvania, in her individual capacity, S.W. Horne and S.E. Horne being and as Trustees of the Grantor Retained Annuity Trust (the "Horne GRAT") created by M. Horne by her Irrevocable Deed of Trust, dated December 24, 1998, in their capacity as Trustees of the Horne GRAT, and M. Horne Trustee of the Revocable Trust (the "M.
H. Trust") created by her Deed of Trust dated July 28, 1993 in her capacity as Trustee of the M.H. Trust (S. W. Horne, S. E. Horne, M. Horne, M. H. Trust and Horne GRAT collectively referred to hereinafter as the "Sellers"), MJD VENTURES, INC., a Delaware corporation ("Purchaser") and National City Bank, a National Banking corporation (the "Escrow Agent").

                              STATEMENT OF PURPOSE

      On or about May 7, 2001, the Sellers and Purchaser, among others, entered into a Stock Purchase Agreement (the "Purchase Agreement"), and pursuant to the provisions of Section 9.2 of the Purchase Agreement, the Sellers and Purchaser agreed that Five Hundred Seventy Thousand Dollars ($570,000) (the "Escrow Funds") of the total purchase price otherwise payable to the Sellers would be deposited with Escrow Agent to secure the Sellers' agreement to indemnify Purchaser as set forth in Sections 11.2 and 11.3 of the Purchase Agreement all in accordance with the terms of this Escrow Agreement.

      The Escrow Agent has agreed to serve as escrow agent under this Escrow Agreement and to accept delivery of the Escrow Funds in accordance with the terms and conditions set out in this Escrow Agreement.

                                    AGREEMENT

      In consideration of the premises, and the agreements set out below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties enter into the following Escrow Agreement:

      1. DEPOSIT WITH ESCROW AGENT. At Closing of the sale and purchase of the Shares as provided in the Purchase Agreement, Purchaser shall deliver to the Escrow Agent the sum of Five Hundred Seventy Thousand Dollars ($570,000) to be held, administered and distributed by the Escrow Agent pursuant to the terms of this Escrow Agreement.

      2. ESCROW FUNDS. Upon receipt of the Escrow Funds, the Escrow Agent shall deposit the Escrow Funds in an escrow account (the "Escrow Account") and shall hold, administer, invest and distribute the Escrow Funds in accordance with the terms of this Escrow Agreement. All references in this Escrow Agreement to Escrow Funds shall include any investment of such funds and all investment earnings thereon.

      3. PURPOSES OF ESCROW. The Escrow Funds shall be used solely for the purposes set forth in Sections 11.2 and 11.3 of the Purchase Agreement. The Escrow Funds shall not constitute an asset of the Sellers until the distribution thereof to the Sellers in accordance with the terms of the Purchase Agreement and of this Escrow Agreement.

      4. TERM. The term of this Escrow Agreement ("Escrow Period") shall be for a period of twelve months after the Closing date, except that the Escrow Period shall be automatically extended as necessary to provide for the disposition of any Claims filed by Purchaser with the Escrow Agent during such period, in accordance with the procedures set forth in Section 5 hereof.

      5.    DISBURSEMENT OF ESCROW FUNDS.

            (a) In the event Purchaser determines that it is entitled to all or any portion of the Escrow Funds pursuant to Sections 11.2 or 11.3 of the Purchase Agreement, Purchaser shall deliver written notice to the Escrow Agent and the Sellers, stating the factual basis for, and the amount of, such entitlement ("Claim"). Within fifteen (15) days following such delivery of the Claim, the Sellers may deny all or any portion of the Claim by delivering written notice to the Escrow Agent and Purchaser, indicating the amount or portion of the Claim which is denied and the factual basis for such denial ("Denial").

            (b) In the event that the Sellers fail to timely deliver a Denial to the Escrow Agent and Purchaser, the Escrow Agent shall immediately release and distribute to Purchaser an amount equal to the Claim.

            (c) In the event the Escrow Agent receives a timely Denial from the Sellers as to all or any portion of a Claim, the Escrow Agent shall immediately distribute to Purchaser an amount, if any, equal to the portion of the Claim that the Sellers have not denied. If the Denial does not state the amount or portion of the Claim denied, the total amount of the Claim shall be deemed denied. The Sellers and the Purchaser shall resolve their disagreement with respect to the denied portion of the Purchaser's Claim pursuant to the arbitration provisions of Section 11.6(b) of the Purchase Agreement (copies of these Sections 11.2, 11.3, and 11.6(b) are attached hereto as Exhibit A and made a part hereof). Upon the resolution of such disagreement, the Escrow Agent shall promptly take such action, if any, as is necessary for it to comply with the terms of such resolution.

            (d) The Escrow Agent shall distribute to the Sellers any portion of the Escrow Funds remaining in the Escrow Agent's possession, after reservation for any and all still outstanding Claims, immediately upon the expiration of the Escrow Period, free and discharged from any further obligation with respect to the same hereunder. Such distribution shall be made to the Sellers in proportions based upon their respective interests in the Purchase Price payable under the Purchase Agreement.

            (e) Notwithstanding anything herein to the contrary, during the Escrow Period, the Escrow Agent shall distribute so much of the Escrow Funds to the Sellers as provided in a written joint instruction received by the Escrow Agent from the Sellers and the Purchaser and signed by all of them.

      6. RELEASE FROM ESCROW. As and when all of the Escrow Funds are either distributed as provided hereunder or deposited with the registry of the court in interpleader, the Escrow Agent shall be released and discharged from any further obligation hereunder without further action of any party. Compliance by the Escrow Agent with any final, non-appealable order or a judgment of a court concerning the subject matter of any such dispute or agreement shall thereupon release and relieve the Escrow Agent from all obligations and responsibility with respect to the Escrow Funds to which such order or judgment relates.

      7. INVESTMENT OF ESCROW FUNDS. The Escrow Agent shall hold the Escrow Funds delivered to it under the terms of this Escrow Agreement and shall invest the Escrow Funds held by it (i) in interest bearing demand deposit accounts with commercial banks whose accounts are insured by the Federal Deposit Insurance Corporation, or (ii) in any other investment upon which the Sellers and the Purchaser shall agree.

      8. AGREEMENT OF ESCROW AGENT. The Escrow Agent hereby agrees to receive the Escrow Funds and hold the same intact, and to deposit the Escrow Funds in accordance with the terms of this Escrow Agreement, and shall not permit any withdrawal except under the terms of this Escrow Agreement. The Escrow Agent shall be responsible only for the safekeeping and the deposit of the Escrow Funds and the disbursements or delivery in accordance with the terms of this Escrow Agreement. The Escrow Agent shall not be responsible for the appropriateness, sufficiency or accuracy of information contained in any written notice.

      9.    PERFORMANCE OF ESCROW AGENT.

            (a) There are no implied duties under this Escrow Agreement. The duties, obligations and acts of the Escrow Agent shall be construed as purely ministerial in nature. Escrow Agent shall be responsible for only those duties expressly set forth in this Escrow Agreement. In performing any of its duties under this Escrow Agreement, or upon the claimed failure to perform its duties under this Escrow Agreement, Escrow Agent shall not be liable to anyone for any damages, losses, or expenses which they may incur as a result of the Escrow Agent so acting or failing to act; provided, however, Escrow Agent shall be liable for damages arising out of its willful misconduct or gross negligence under this Escrow Agreement. Accordingly, Escrow Agent shall not incur any such liability with respect to (i) any action taken or omitted to be taken in good faith upon advice of its counsel or counsel for any other party to this Escrow Agreement given with respect to any questions relating to the duties and responsibilities of the Escrow Agent hereunder, or (ii) any action taken or omitted to be taken in reliance upon any document, including any written notice or instructions provided for in this Escrow Agreement, not only as to its due execution and to the validity and effectiveness of its provisions but also as to the truth and accuracy of any information contained in any notice or document, which the Escrow Agent shall in good faith believe to be genuine, to have been signed or presented by a proper person or persons and to conform with the provisions of this Escrow Agreement.

            (b) The Sellers and the Purchaser agree to indemnify and hold harmless Escrow Agent against any and all losses, claims, damages, liabilities and expenses, including without limitation, reasonable costs of investigation and counsel fees and disbursements which may be imposed by Escrow Agent or incurred by it in connection with its acceptance of this appointment as Escrow Agent or the performance of its duties, including, without limitation, reasonable attorneys fees and costs attributable to any interpleader action commenced by the Escrow Agent or any other litigation arising from this Escrow Agreement or involving the subject matter of this Escrow Agreement; provided, however, that if Escrow Agent shall be found guilty of willful misconduct or gross negligence under this Escrow Agreement, then, in that event, Escrow Agent shall itself bear all such losses, claims, damages, liabilities and expenses.

      10. FEES OF ESCROW AGENT. For its ordinary services hereunder (which shall include receipt, investment and disbursement of the Escrow Funds in the manner described in this Escrow Agreement), the Escrow Agent shall receive compensation of Two Thousand Dollars ($2,000.00) to be paid one-half by the Purchaser and one-half by the Sellers upon the termination of this Escrow Agreement as is commensurate with its services provided hereunder as Escrow Agent.

      11. RESIGNATION OF ESCROW AGENT. The Escrow Agent or successor at any time may resign by giving thirty (30) business days written notice to the parties hereto, and such resignation shall take effect at the end of such thirty (30) business days, or upon the earlier appointment, with the approval of the Sellers and the Purchaser, of a successor. From and after the effective date of such resignation or appointment of a successor, the Escrow Agent shall not be obligated to perform any of the duties of the Escrow Agent hereunder and will not be liable for any nonperformance thereof nor for any act or failure to act whatsoever on the part of any successor Escrow Agent. If the Sellers and the Purchaser are unable to agree upon a successor Escrow Agent within thirty (30) days following notice of the Escrow Agent's resignation, the Escrow Agent shall commence an action in interpleader and deposit the Escrow Funds with the registry or custody of a Pennsylvania court, unless a joint instruction is received by the Escrow Agent from the Sellers and the Purchaser as to the disposition of the Escrow Funds.

      12. SUCCESSOR TO ESCROW AGENT. Any corporation resulting from any merger or consolidation to which the Escrow Agent or any successor to it shall be a party, or any corporation in any manner succeeding to all or substantially all of the business of the Escrow Agent or any successor, shall be the successor escrow agent hereunder without the execution or filing of any paper or any further acts on the part of any of the parties hereto. In the event of a resignation of the Escrow Agent pursuant to paragraph 11 of this Escrow Agreement, any person(s) or corporation hereafter agreed upon by the parties shall be the successor escrow agent hereunder.

      13. INSTRUCTIONS AND NOTICES. In executing and performing its duties hereunder, except as otherwise provided, the Escrow Agent shall be entitled to rely upon instructions of the Sellers and the Purchaser. For all purposes hereunder, the Sellers shall be required to act with unanimity, and S. W. Horne shall act as spokesperson for the Sellers for purposes of all notices, communications, decisions and determinations. Any notice, payment, demand, instruction or communication required or permitted to be given by this Escrow Agreement shall be in writing and shall be given by hand delivery, overnight messenger or courier service or certified mail, return receipt requested, addressed to the appropriate party at the address stated below:

      If to the Sellers:

                  Scott William Horne
                  793 Baker Hill Road
                  Washington, PA  15301


      Copy to:

                  Barley, Snyder, Senft & Cohen, LLC
                  501 Washington Street
                  Post Office Box 942
                  Reading, PA  19603
                  Attn: Gregory R. Young
                  (610) 376-6651 (phone)
                  (610) 376-5243 (Fax)
                  gyoung@barley.com

      If to Purchaser:

                  MJD Ventures, Inc.
                  521 East Morehead Street, Suite 520
                  Charlotte, NC  28202
                  ATTN:  Mr. Eugene B. Johnson
                            Executive Vice President

      Copy to:

                  Rosenman & Colin LLP
                  401 S. Tryon Street
                  Suite 2600
                  Charlotte, NC  28202
                  ATTN:  Susan L. Sowell, Esq.


                  and


                  FairPoint Communications, Inc.
                  521 East Morehead Street, Suite 520
                  Charlotte, NC  28202
                  ATTN:  Shirley J. Linn
                       Vice President and General Counsel

      If to Escrow Agent:

                  National City Bank
                  629 Euclid Avenue
                  Suite 635
                  Cleveland, OH  44114-3484
                  ATTN:  Michael Horoschak

      Any notice sent by overnight messenger or courier service or hand delivery shall be deemed made on the date received, and any notice sent by certified mail shall be deemed made three (3) days after mailing.

      14. GOVERNING LAW. This Escrow Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina.

      15. HEADINGS. The headings in this Escrow Agreement are inserted for convenience and identification only and are in no way intended to interpret, define or limit the scope, extent or intent of this Escrow Agreement or any provision of this Escrow Agreement.

      16. SEVERABILITY. Each provision of this Escrow Agreement is intended to be severable. If any term or provision of this Escrow Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or enforcement of the remainder of this Escrow Agreement.

      17. COUNTERPARTS. This Escrow Agreement and any amendment hereto may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      18. AMENDMENT. No modification or amendment to this Escrow Agreement shall be valid unless produced in writing and signed by all of the parties hereto.

      19. SUCCESSORS. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective assigns and transferees, as the case may be. Escrow Agent shall not be bound by or incur any liability with respect to this Escrow Agreement or any other agreement or understanding between the Sellers and the Purchaser, except as in this Escrow Agreement expressly provided.




                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed as of the date first above written.



                                    SCOTT WILLIAM HORNE



                                    ------------------------------------------




                                    SUSAN ELAINE HORNE



                                    ------------------------------------------




                                    MONA JEAN HORNE



                                    ------------------------------------------




                                    MONA JEAN HORNE REVOCABLE TRUST



                                    ------------------------------------------
                                    By:    MONA JEAN HORNE
                                    Title: TRUSTEE

                                    MONA JEAN HORNE GRANTOR
                                    RETAINED ANNUITY TRUST



                                    ------------------------------------------


                                    ------------------------------------------
                                    By:    SCOTT WILLIAM HORNE
                                    By:    SUSAN ELAINE HORNE
                                    Title: TRUSTEES


                                    MJD VENTURES, INC.



                                    ------------------------------------------
                                    By:   ______________________________
                                    Its:  _____________________________



                                    ESCROW AGENT
                                    NATIONAL CITY BANK



                                    By:   ______________________________
                                    Its:  _____________________________

                                  Schedule 1.4

                         Excluded Assets and Liabilities




Assets:

      1992 Ford Explorer VIN No. 1FMDU34X1NUD89905

      Stack of Lumber located in the MSH garage.

      Personal and historical photographs.

      1977 Wheelhorse Tractor




Liabilities:

      None.

                                  Schedule 2.3

                                  No Violations


PPUC approval required.

Amendment to the contract dated December 14, 1999 by and between Info Avenue(R) Internet Services, LLC and MT is needed to delete Article 11.

                                  Schedule 2.4

                          Subsidiaries and Investments


SUBSIDIARIES:

      MT

INVESTMENTS:

      MT owns one share of Associated Network Partners, Inc.


ORGANIZATIONAL CHART

      MSH is the parent company/sole stockholder of MT. Attached is the employee organizational chart for MSH.


CONSENTS/APPROVALS FOR TRANSACTION:

      PPUC approval required.


INDEBTEDNESS TO/ON ACCOUNT OF SUBSIDIARIES:

      None.


SHAREHOLDERS', ETC. AGREEMENTS

      None.


DIVIDENDS/DISTRIBUTIONS SINCE 12/31/96:

      Capital Contributions to MT

            1997              $22,500
            1998                1,292
            2000               60,000
                              -------
                              $83,792

                                  SCHEDULE 2.4


                   Scott W. Horne, President & General Manager







                  David A. Ross, Manager                             Terry L. Stauffer
                                                                           Manager

William R. Berry (Outside Construction, Maintenance & Repair)                                       David L. Stolfer (Central Office
Regis H. Stepp  (Outside Construction, Maintenance & Repair)           Richard J. Sckena             Technician)
Bradley A. Hart  (Outside Construction, Maintenance & Repair)      (CABS & Customer Billing)        Ellen M. Plutch (Bookkeeper)
James A. Yarkosky (Outside Construction, Maintenance & Repair)                                      Kimberly S. Nixon (Customer
                                                                                                     Service)
                                                                                                    Rebecca A. Plunkett (Customer
                                                                                                     Service)
                                                                                                    Scott E. Deems (Central Office
                                                                                                     Technician)

                                  Schedule 2.5

                                  Capital Stock

MSH

Total number of Authorized Shares: 2,400 shares of $25 par value common stock and 400 shares of $100 par value preferred stock.

Issued Shares: 306 shares of common stock as disclosed on Schedule 2.7.


MT

Total number of Authorized Shares: 100 shares of $10 par value common stock.

Issued Shares: 100 shares of common stock as disclosed on Schedule 2.7.

                                  Schedule 2.6

                                 Corporate Books


Directors and Officers for MSH:

      Directors:  Scott W. Horne, Mona J. Horne, Susan E. Horne

      Officers:   Scott W. Horne, President and General Manager
                  Mona J. Horne, Secretary/Treasurer



Directors and Officers for MT:

      Directors:  Scott W. Horne, Mona J. Horne

      Officers:   Scott W. Horne, President and General Manager
                  Mona J. Horne, Secretary/Treasurer

                                  Schedule 2.7

                     List of Shareholders/No Liens on Shares


MSH

1. Irrevocable Deed of Trust of Mona J. Horne dated December 24, 1998 ("Horne GRAT").

            Settlor:          Mona J. Horne

            Trustees:         Scott William Horne and Susan Elaine Horne

            No. of Shares:    120 shares common stock

2.    Deed of Trust dated July 28, 1993 ("MH Trust").

            Settlor:          Mona Horne

            Trustee:          Mona Horne

            No. of Shares:    20 shares common stock

3.    Scott William Horne:          139 shares common stock

4.    Susan Elaine Horne:            27 shares common stock




MSH DIVIDENDS:

      1997             $ 45,900.00
      1998              114,750.00
      1999              888,600.00
      2000              540,988.00


MT:

1.    MSH 100 shares common stock

                                  Schedule 2.10

                                    Employees


MSH

      Scott W. Horne    President and General Manager, Director
      Mona J. Horne     Secretary, Treasurer, Director
      Susan E. Horne    Director


FULL-TIME EMPLOYEES:

      Richard J. Sckena
      David A. Ross
      Regis H. Stepp
      Terry L. Stauffer
      David L. Stolfer
      Ellen M. Plutch
      Kimberly S. Nixon
      William R. Berry
      James A. Yarkosky
      Rebecca A. Plunkett
      Bradley A. Hart
      Scott E. Deems


INDEPENDENT CONTRACTORS:

      Sandra and John Sonoga, (Cleans all office buildings, grass cutting Marianna)

      d/b/a Inside Out & Home & Lawn Care
      Contact:  724-267-3003

      Andrew Puskarich (Grass cutting Cokeburg C.O.)
      Contact:  724-945-5195

      Henkels & McCoy (Line Construction, used on an as needed basis)
      Contact:  Robert Smith
                1-800-622-6493 (Pa Only)

      Dolan Tree Service (Brush cutting, used on an as needed basis)
      Contact:  Fred Dolan
                724-945-5403

      Alternative Power Sources, Inc. (Emergency Generator Repair)
      Contact: Ronald F. Nee
               104 Atlantic Avenue
               Elizabeth, PA 15037


CONSULTANTS:

      ICORE (NECA & FCC Filing requirements, used on an as needed basis)
      Contact:  Stuart Rodgers
                610-928-3944

      COMMUNICATIONS CONSULTING SERVICE (CCS)         (Cad drawings, staking
      Contact:  Joe Laffado                           sheets, maps, used on an
                570-945-7024                          as needed basis.)


                             VACATION AND SICK TIME

The following persons who will remain Company employees post-Closing have the following sick time and vacation time as of March 31, 2001 (expressed in hours):


                             Sick Hours      Total Available     Vacation Hours
                              Carried           Sick Hours          Remaining
          Name             Over From 2000   Remaining in 2001*   Available in 2001
          ----             --------------   -----------------    -----------------

Richard John Sckena              40.0               84.0              80.0
David A. Ross                    34.5               70.5             112.0
Regis H. Stepp                   36.0               68.0             120.0
Terry L. Stauffer                 4.5               44.5             120.0
David L. Stolfer                 27.0               71.5             120.0
Ellen M. Plutch                     0               42.5              72.0
Kimberly S. Nixon                   0               46.0             120.0
William R. Berry                 56.0              168.0             119.5
James A. Yarkosky                   0               32.0             112.0
Rebecca A. Plunkett                 0               44.0             120.0
Bradley A. Hart                  43.0               49.0             120.0
Scott E. Deems                    4.5               24.5              79.0
                               ------             ------          --------
TOTAL                           233.5              744.5           1,294.5


*Amounts include hours from Column 1 carried over from 2000.

                                  Schedule 2.11

                           Absence of Certain Changes


(a) It is the intention of AT&T Communications of Pennsylvania, Inc. and TGC Pittsburgh to supply facilities-based competitive local exchange services within the MSH service area. See description in Section A.3. of Schedule 2.15.

(c) See dividends paid on Schedule 2.7.

(h) MSH transferred a tract of real estate adjacent to its main office in the Borough of Marianna and granted an easement over its remaining land from Magnolia Avenue to such tract to Scott W. Horne in 2001.

(i) MSH gave notice of termination of its contract with Illuminet for billing and collection services in December, 2000, such termination to be effective in March of 2001.

      See also list of cancelled or terminated contracts in Schedule 2.12.

                                  Schedule 2.12

                                    Contracts


1.    See Attached List of Written Contracts.

2.    Employee Benefit plans disclosed on Schedule 2.19.

3. Rural Electrification Administration Telephone Loan Contract Amendments and related documents:

REA Project Designation:  Pennsylvania 525-E8 Marianna

(a) Telephone Loan Contract Amendment Dated as of June 3, 1974 between Marianna And Scenery Hill Telephone Company and United States of America. No. 2

(b)   Same as above except marked No. A

(c) Mortgage Note made by Marianna And Scenery Hill Telephone Company to United States of America (No. A) ($665,000)

(d) Supplemental Mortgage made by Marianna And Scenery Hill Telephone Company to United States of America.

(e) Amendment Dated as of September 2, 1971 to Telephone Loan Contract Dated as of February 26, 1958, as amended between Marianna And Scenery Hill Telephone Company and United States of America

(f) Mortgage Dated as of May 17, 1958 made by Marianna And Scenery Hill Telephone Company to United States of America No. 2 (with recording references MBV 1779 Page 358 et seq.)

(g) Uniform Commercial Code of Pennsylvania Continuation Statement to Recorder of Deeds, Washington County, Pennsylvania dated April 22, 1963

(h) Supplemental Mortgage made by Marianna And Scenery Hill Telephone Company to United States of America and Financing Statement under Uniform Commercial Code of Pennsylvania No. 2 (with recording references MBV 1781 Page 319 et seq.)

(i) Uniform Commercial Code of Pennsylvania Continuation Statement to Recorder Washington County dated February 23, 1971

(j) Supplemental Mortgage made by Marianna And Scenery Hill Telephone Company to United States of America No. A (with recording references MBV 1792 Page 338 et seq.)

4. Bethlehem Mines Lease Agreement for pole yard dated April 1, 1982 disclosed on Schedule 2.14(b).

5. Purchase Order No. 99029 dated March 24, 1999 issued to Nortel Networks for 3 year switch upgrade.

6. Miscellaneous agreements which cannot be located or have not been reduced to writing:

      (a) Guardian Protection Service (Burglar Alarm four buildings) - no written contract;

      (b) Waste Management Services (garbage pickup) - no written contract;

      (c) Beard Miller Company LLP (audit);

      (d) Collection Service Center (bad debt collection of customer accounts);

      (e) Pitney Bowes (postage meter - quarterly rental);

      (f) Nextel Communications (communications dispatch equipment - month to month rental); and

      (g) Cane Business Forms and Supplies (billing forms and paper) - no written contract.

7. Designation by letter of Kraskin, Lesse & Cosson, LLP as agent for MT in the District of Columbia.

8. Letter Agreement to Amend Contract dated September 8, 1986 between MSH and The United Telephone Company of Pennsylvania and United Telephone Company of New Jersey, Inc. for provision of customer name and address information for compliance with customer confidentiality regulations of the PA PUC.

9. Power of Attorney granted to Icore, Inc. (pay phone clearing house) dated July 21, 1997.

10. Contract for Administrative Operating Company (AOC) Services with Lockheed Martin IMS Corporation.

11.   Interim Traffic Interconnection Agreement between MSH and TCG Pittsburgh.

12.   ILLUMINET contracts (formerly U.S. Intel Co.).

13. Agreement for the Sharing of Infrastructure under Section 259 of The Telecommunications Act of 1996.

14.   Split Dollar Agreement between MSH and Scott Horne dated June 8, 1990.

15. Agreement for computer hardware maintenance with COMPAQ Computer Services with a term commencing March 1, 2001, and continuing to February 28, 2002.

16. Agreement for ISP services between MT and Bethlehem Center School District to be dated April 9, 2001.

17. Agreement to provide billing and collecting services for AT&T for customer name and address changes and denial and restoration of toll services (copy not found).

18.   See attached list of Bell Telephone contracts.

                                  SCHEDULE 2.12

                   MARIANNA AND SCENERY HILL TELEPHONE COMPANY


                                         1. LIST OF WRITTEN CONTRACTS
--------- --------------------------------------- -----------------------------------------------------
  NO.                     TITLE                                         PARTIES
--------- --------------------------------------- -----------------------------------------------------
   1      General Joint Pole Agreement            West Penn Power Company
                                                  Marianna and Scenery Hill Telephone Company

--------- --------------------------------------- -----------------------------------------------------
   2      Operation Routine for the General       West Penn Power Company
          Joint Agreement                         Marianna and Scenery Hill Telephone Company
--------- --------------------------------------- -----------------------------------------------------
   3      Agreement for Disclosure of Technical   Bell Telephone Company of Pennsylvania
          and Other Information                   Marianna & Scenery Hill Telephone Company

--------- --------------------------------------- -----------------------------------------------------
   4      Jointly Provided Interstate Access      The Bell Telephone Company of Pennsylvania
          Compensation Agreement                  Marianna and Scenery Hill Telephone Company

--------- --------------------------------------- -----------------------------------------------------
   5      Single Bill/Multiple Tariff Option      Marianna and Scenery Hill Telephone Company
          Agreement for Jointly Provided          The Bell Telephone Company of Pennsylvania
          Switched Access

--------- --------------------------------------- -----------------------------------------------------
   6      Telecommunications Services and         Bell Telephone Company of Pennsylvania
          Facilities Agreement                    Marianna and Scenery Hill Telephone Company
--------- --------------------------------------- -----------------------------------------------------
   7      Compensation for intraLATA Operator     Bell of Pennsylvania
          Functions                               Marianna and Scenery Hill Telephone Company
--------- --------------------------------------- -----------------------------------------------------
   8      Memorandum of Understanding For         Bell of Pennsylvania
          Feature Group A Compensation Agreement  Marianna and Scenery Hill Telephone Company
--------- --------------------------------------- -----------------------------------------------------
   9      Memorandum of Understanding of          Bell Telephone Company of Pennsylvania
          Billing of Jointly Provided             Marianna &Scenery Hill Telephone Company
          Interexchange Access Facilities
--------- --------------------------------------- -----------------------------------------------------
   10     Voice Service Agreement                 Marianna and Scenery Hill Telephone Company
                                                  Pennsylvania One Call System, Inc.
--------- --------------------------------------- -----------------------------------------------------
   11     Memorandum of Understanding Covering    Bell of Pennsylvania
          890 Compensation                        Marianna & Scenery Hill Telephone Company
--------- --------------------------------------- -----------------------------------------------------
   12     Single Bill/Multiple Tariff Option      Marianna and Scenery Hill Telephone Company
          Agreement for Jointly Provided          The Bell Telephone Company of Pennsylvania
          Switched Access

--------- --------------------------------------- -----------------------------------------------------

--------- --------------- ------------------------------------------------------------
  NO.          DATE                             CONTENT SUMMARY
--------- --------------- ------------------------------------------------------------
   1                      Granting right of joint use of each other's poles in the
            12/15/1966    territory now held or may in the future acquire franchises for installation and maintenance of poles.
--------- --------------- ------------------------------------------------------------
   2                      Establish uniform practice and procedures applying to
            12/15/1966    joint pole work under the General Joint Agreement
--------- --------------- ------------------------------------------------------------
   3                      Disclosure and furnishing of technical or other
            8/11/1975     information in the joint provision of telecommunications
                          service.
--------- --------------- ------------------------------------------------------------
   4                      Provision to The Bell Telephone Company of Pennsylvania of
            6/28/1984     compensation relative to Jointly Provided Intrastate
                          Access.
--------- --------------- ------------------------------------------------------------
   5        8/22/1985     Terms, methods, and procedures associated with the
                          application of Single Bill/Multiple Tariff Option
                          governing the Meet Point Billing of Jointly Provided
                          Switched Access Services
--------- --------------- ------------------------------------------------------------
   6                      Terms and Conditions for the joint provision of
             1/1/1986     telecommunications services and facilities.
--------- --------------- ------------------------------------------------------------
   7                      No charge for access to IntraLATA BLV and CRI.
            7/22/1986
--------- --------------- ------------------------------------------------------------
   8                      Compensation methodology for sharing of Interstate and
            12/8/1986     Intrastate Feature Group A (FGA) revenue.
--------- --------------- ------------------------------------------------------------
   9                      Agreement that Meet Point billing of local transport
            9/16/1987     revenue associated with Jointly provided Interexchange
                          Access facilities.
--------- --------------- ------------------------------------------------------------
   10                     Application for telephonic underground location request
            12/15/1988    notification and membership.
--------- --------------- ------------------------------------------------------------
   11                     Compensation arrangement covering 890 message totals and
            12/19/1988    minute totals.
--------- --------------- ------------------------------------------------------------
   12        4/1/1990     Terms, methods, and procedures associated with the
                          application of Single Bill/Multiple Tariff Option
                          governing the Meet Point Billing of Jointly Provided
                          Switched Access Services
--------- --------------- ------------------------------------------------------------


--------- --------------------------------------- -----------------------------------------------------
  NO.                     TITLE                                         PARTIES
--------- --------------------------------------- -----------------------------------------------------
   13     Reciprocal Agreement for Billing        Marianna and Scenery Hill Telephone Company
          Verification Service                    Bell Atlantic Network Services, Inc.
--------- --------------------------------------- -----------------------------------------------------
   14     CATV Pole Attachment Agreement          Marianna and Scenery Hill Telephone Company
                                                  Bentleyville Telephone Company
--------- --------------------------------------- -----------------------------------------------------
   15     CATV Pole Attachment Agreement          Marianna and Scenery Hill Telephone Company
                                                  Times Mirror Cable Television of Washington, Inc.
--------- --------------------------------------- -----------------------------------------------------
   16     CATV Pole Attachment Agreement          Marianna and Scenery Hill Telephone Company
                                                  Helicon Cabletelevision
--------- --------------------------------------- -----------------------------------------------------
  17*     Non-Disclosure Agreement                Marianna and Scenery Hill Telco
                                                  Bell Atlantic Corporation
--------- --------------------------------------- -----------------------------------------------------
   18     Agreement for Digital Database Load     Bell of Pennsylvania (Bell Atlantic)
                                                  Marianna and Scenery Hill Telephone Company
--------- --------------------------------------- -----------------------------------------------------
   19     Agreement                               Marianna and Scenery Hill Telephone Company
                                                  Bell Atlantic Network Services, Inc.

--------- --------------------------------------- -----------------------------------------------------
   20     Purchase Agreement                      Marianna and Scenery Hill Telephone Company
                                                  FUJITSU Network Transmission Systems, Inc.

--------- --------------------------------------- -----------------------------------------------------
   21     ITORP Table Change                      Bell Atlantic
                                                  Marianna & Scenery Hill Telephone Company
--------- --------------------------------------- -----------------------------------------------------
   22     Agreement                               Marianna and Scenery Hill Telephone Company
                                                  Yellow Book MID-Atlantic, L.P.


--------- --------------------------------------- -----------------------------------------------------
   23     Designation of Agent in the District    Marianna Tel., Inc.
          of Columbia                             Federal Communications Commission
--------- --------------------------------------- -----------------------------------------------------
   24     Participation Agreement                 Associated Network Partners, Inc.
                                                  Marianna Tel., Inc.

--------- --------------------------------------- -----------------------------------------------------
   25     License Agreement                       Info Avenue Internet Services, LLC
                                                  Marianna Tel., Inc. d/b/a Roadlynx
--------- --------------------------------------- -----------------------------------------------------
   26     Master Purchase and License Agreement   Marianna and Scenery Hill Telephone Company
                                                  Nokia High Speed Access Products, Inc.
--------- --------------------------------------- -----------------------------------------------------
   27     A Binder of Insurance Coverages         Marianna and Scenery Hill Telephone Company
                                                  Marianna Telephone, Inc.
                                                  d/b/a Marianna and Scenery Hill Long Distance
                                                  Marianna and Scenery Hill Cellular
                                                  Telcom Insurance Services Corporation
--------- --------------------------------------- -----------------------------------------------------

--------- --------------- ------------------------------------------------------------
  NO.          DATE                             CONTENT SUMMARY
--------- --------------- ------------------------------------------------------------
   13                     Provide telephone end-users name and address information.
             9/3/1991
--------- --------------- ------------------------------------------------------------
   14                     Granting permission to make attachments of cable and
             5/1/1992     necessary facilities to poles.
--------- --------------- ------------------------------------------------------------
   15                     Granting permission to make attachments of cable and
            10/2/1992     necessary facilities to poles.
--------- --------------- ------------------------------------------------------------
   16                     Granting permission to make attachments of cable and
            10/15/1992    necessary facilities to poles.
--------- --------------- ------------------------------------------------------------
  17*                     Confidential technical and business information concerning
            11/13/1992    Common Channel Signaling node point code assignments.
--------- --------------- ------------------------------------------------------------
   18                     Exchange carriers directory database load to International
             2/1/1993     Computaprint Corporation for their format conversion.
--------- --------------- ------------------------------------------------------------
   19                     Provide manual and automated intra-LATA toll, assistance
            11/14/1994    and miscellaneous operator services for the Independent
                          Dial Offices utilizing TOPS serving switches.
--------- --------------- ------------------------------------------------------------
   20                     Purchase of multiphexers, light ware transmission
            10/1/1995     equipment, regenerators, and other equipment, software and services.
--------- --------------- ------------------------------------------------------------
   21                     Update ITORP tables to reflect tandem switch.
            2/20/1996
--------- --------------- ------------------------------------------------------------
   22                     Granting exclusive right to solicit and sell all
            1/31/1999     advertising for publication in classified directories; and
                          exclusive right to compile and publish classified
                          directories.
--------- --------------- ------------------------------------------------------------
   23                     Designation of Kraskin, Lesse & Cosson, LP as Agent in
            5/20/1999     District of Columbia for Service
--------- --------------- ------------------------------------------------------------
   24                     Right to acquire non-facilities based intraLATA,
             6/9/1999     interLATA, interstate and international toll and related
                          operator services.
--------- --------------- ------------------------------------------------------------
   25                     Provide access to Internet with other rights and services.
            12/14/1999
--------- --------------- ------------------------------------------------------------
   26                     Purchase of high speed DSL access technology and related
            1/28/2000     products and services.
--------- --------------- ------------------------------------------------------------
   27                     Blanket insurance: Deluxe Property, Energy Max Coverage,
            6/29/2000     Commercial Crime, Commercial General Liability, Auto
                to        Liability and Physical Damage, Catastrophe Umbrella
            6/29/2001     Coverage, Workers Compensation

--------- --------------- ------------------------------------------------------------


--------- --------------------------------------- -----------------------------------------------------
  NO.                     TITLE                                         PARTIES
--------- --------------------------------------- -----------------------------------------------------
   28     Pole Attachment Agreement               Marianna and Scenery Hill Telephone Company
                                                  Allegheny Communications Connect, Inc.
--------- --------------------------------------- -----------------------------------------------------
   29     Application for Special Permission      Federal Communications Commission
                                                  ICORE, INC.
--------- --------------------------------------- -----------------------------------------------------
   30     SR-Ten Program Terms and Conditions     Marianna and Scenery Hill Telephone Company
                                                  Nortel Networks, Inc.
--------- --------------------------------------- -----------------------------------------------------

--------- --------------- ------------------------------------------------------------
  NO.          DATE                             CONTENT SUMMARY
--------- --------------- ------------------------------------------------------------
   28                     Granting permission to make attachments of cable and
            8/23/2000     necessary appurtenant facilities to poles.
--------- --------------- ------------------------------------------------------------
   29                     Waiver of Sections of the Commission's Rules for Carriers.
            12/2/2000
--------- --------------- ------------------------------------------------------------
   30                     Purchase of Hardware and generics.
            Not Dated
--------- --------------- ------------------------------------------------------------

                          MARIANNA SCENERY HILL TELEPHONE


                  18.  CONTRACTS BELL TELEPHONE COMPANY, BELL OF PA,
                         BELL ATLANTIC OR BELL ATLANTIC NETWORK SERVICES                     Effective                 Executed
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
1.        Table of Contents
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
2.        Telecommunications Service and Facilities Agreement                                                    August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
3.        Exhibit A Index of Appendices                                                January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
4.        Exhibit B Routing and Connection of Facilities                               January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
5.        Exhibit C Time Line for ITORP Data Processing                                January 1, 1986
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
6.        Appendix 1 Intralata Telecommunications Services                             January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
7.        Amendment to Exhibit A Appendix 1                                            January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
8.        Amendment 1 to Exhibit A                                                     January 1, 1991           June 30, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
9.        Schedule 1 Appendix 1 Rates for Toll Switching, Toll Terminals,
            Intertoll Trunking Facilities                                              January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
10.       Schedule 2 Appendix 1 Rates for Toll Switching, Toll Terminals,
            Intertoll Trunking Facilities                                              No Dates
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
11.       Attachment 1 to Exhibit A to Appendix 1                                      No Dates
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
12.       Appendix 2 Ancillary Services                                                January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
13.       Exhibit A, Appendix 2 Recording, Message Processing (Rating) Message Prov.   January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
14.       Exhibit B, Appendix 2 Collection and Remittance of Revenues                  January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
15.       Exhibit C, Appendix 2 Billing, Collection and Transmission of Wide Area
            Telecommunications Service (WATS) and 8                                    January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
16.       Exhibit D, Appendix 2 Administration of the Intralata Toll Originating
            Resp. Plan (ITORP)                                                         January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
17.       Exhibit E, Appendix 2 Directory Assistance and Intercept Services            January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
18.       Exhibit E Attachment 1                                                       Cancelled                 Cancelled
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
19.       Exhibit E Attachment 2 Basis for Compensation for Directory Assistance       January 1, 1986           August 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
20.       Exhibit E Attachment 3 Basis for Compensation for Intercept Services         Cancelled                 Cancelled
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
21.       Exhibit G, Appendix 2 Provision of Cellular Billing                          January 1, 1991           December 18, 1992
--------- ---------------------------------------------------------------------------- ---------------------------------------------
22.       Exhibit G, Appendix 2 Attachment 1                                           January 1, 1991           December 18, 1992
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
23.       Exhibit H, Appendix 2 Common Channel Signaling Service Agreement             January 1, 1986           August 11, 1997
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
24.       Appendix 5 Jointly Provided Feature Group A Compensation                     July 24, 1986             June 15, 1988
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
*25.      Exhibit A Basis of Compensation Appendix 5 (Jointly Provided FG-A
            Compensation)                                                              Cancelled                 Cancelled
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
26.       Amended Exhibit A Basis of Compensation Appendix 5 (Jointly Provided
            FG-A Compensation)                                                         January 1, 1987           March 22, 1990
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
*27.      Appendix 6 Jointly Provided Feature Group B Compensation                     Cancelled                 Cancelled
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
*28.      Exhibit A, Appendix 6 (Jointly Provided FG-B Compensation)                   Cancelled                 Cancelled
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
29.       Exhibit B, Appendix 6 Independent Company End Offices and Associated
            Bell FG-B Tandems                                                          January 1, 1987           June 6, 1989
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
++30.     Appendix 7 Extended Area Service                                             Cancelled                 Cancelled
--------- ---------------------------------------------------------------------------- ------------------------- -------------------

--------- ---------------------------------------------------------------------------- ------------------------- -------------------
31.       Exhibit A, Appendix 7 Exhibit A Basis of Compensation                        October 1, 1993           January 5, 1996
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
32.       Attachment 1 Exhibit A Appendix 7
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
33.       Appendix 8 800 Number Data Base Access Services                              May 1, 1993               January 22, 1999
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
34.       New Operator Services Policy                                                 September 1, 1984         June 30, 1995
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+35.      Operator Services Agreement Appendix A, B, D                                                           October 15, 1994
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+36.      Single Bill/Multiple Tariff Option Agreement for Jointly Provided
            Switched Access                                                            April 1, 1990             May 6, 1991
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+37.      Exhibit A Basis of Compensation Single Bill/Multiple Tariff Option
            Agreement for Jointly Provided Switched Access                             April 1, 1990             May 6, 1991
          --------- ------------------------------------------------------------------ ------------------------- -------------------
+38.      Reciprocal Agreement for Billing Verification Service                        September 3, 1991
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
39.       Busy Line Verification and Customer Request Interrupt (Concurrence Letter)   July 23, 1986
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+40.      Digital Database Load                                                        February 1, 1993          January 1, 1993
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+41.      Memorandum of Understanding of Billing of Jointly Provided
            Interexchange Access Facilities                                            September 11, 1987
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+42.      Jointly Provided Intrastate Access Compensation                              January 1, 1984           June 28, 1994
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+43.      Memorandum of Understanding for Feature Group A Compensation                 Cancelled                 Cancelled
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+44.      Jointly Provided Access Points of Connection Approval                        August 22, 1985           May 6, 1991
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
45.       Disclosure Letter Dated August 11, 1975
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+46.      890 Service Memorandum of Understanding                                      December 8, 1988
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+47.      ITORP Table Change (Letter Dated February 20, 1996)
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
+48.      Non-Disclosure Agreement Dated November 13, 1992 (Exhibits A and B)                                    November 13, 1992
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
49.       Authorization Letter (to provide terminating trunk blocking data)            March 27, 1989
--------- ---------------------------------------------------------------------------- ------------------------- -------------------
50.       Appendix 6 Jointly Provided Feature Group B Compensation Amended
            Exhibit A                                                                  April 1, 1989             March 22, 1990
--------- ---------------------------------------------------------------------------- ------------------------- -------------------

----------
   *Cancelled
   +Also listed on List of Written Contracts (Item No. 1) of Schedule 2.12) ++Parties are still operating under this agreement on a month-to-month basis.

                                Schedule 2.14(a)

                              Owned Property, Liens


A.    REAL PROPERTY:

      1. STORAGE BUILDING: Spring Valley Road, Scenery Hill, PA 15360 (North Bethlehem Township). Deed from Russell J. Home and Anna Virginia Home to Marianna And Scenery Hill Telephone Company, dated August 25, 1955, recorded in Deed Book 948, Page 318, Washington County Records.

      2. GARAGE PROPERTY: 2037 Beallsville Road, Marianna, PA 15345 (West Bethlehem Township). Deed from Virginia S. Home to Marianna And Scenery Hill Telephone Company, dated April 3, 1962, recorded in Deed Book 1126, Page 514, Washington County Records.

      3. LOT 1, MARIANNA BUSINESS OFFICE: 17 Magnolia Avenue, Marianna, PA 15345 (Marianna Borough). Deed from Mabel Pinkey to Marianna And Scenery Hill Telephone Company, Inc., dated April 30, 1969, recorded in Deed Book 1297, Page 1119, Washington County Records.

      4. TRIANGULAR PIECE OF LOT 1: 17 Magnolia Avenue, Marianna, PA 15345 (Marianna Borough). Deed from Virginia S. Horne and Russell J. Horne, dated May 19, 1958, recorded in Deed Book 1020, Page 454, Washington County Records.

      5. MARIANNA CENTRAL OFFICE: 15 Magnolia Avenue, Marianna, PA 15345 (West Bethlehem Township). Deed from Russell J. Horne and Anna Virginia Horne to Marianna-Scenery Hill Telephone Company, dated June 17, 1955, recorded in Deed Book 932, Page 404, Washington County Records.

      6. LOTS 52, 53, 54: Magnolia Avenue, Marianna, PA 15345 (West Bethlehem Township). Deed from Audrey A. Hecht to Marianna And Scenery Hill Telephone Company, Inc., dated September 26, 1984, recorded in Deed Book 2226, Page 307, Washington County Records.

      7. COKEBURG CENTRAL OFFICE: 47 Washington Street, Cokeburg, PA 15324 (Cokeburg Borough). Deed from The School District of the Borough of Cokeburg, PA to Marianna and Scenery Hill Telephone Company, dated May 11, 1964, recorded in Deed Book 1176, Page 330, Washington County Records.

B.    PERSONAL PROPERTY:

    Listed in "Continuing Property Record" maintained at Marianna Business
        Office, access to which has been provided to MJD Ventures, Inc.

C.    MORTGAGE LIENS

      1. Mortgage from MSH to United States of America dated May 18, 1958 recorded in Mortgage Book 531, Page 391, Washington County Records.

      2. Supplemental Mortgage from MSH to United States of America dated April 24, 1966 recorded in Mortgage Book 679, Page 519, Washington County Records.

      3. Supplemental Mortgage from MSH to United States of America dated October 25, 1974 recorded in Mortgage Book 847, Page 77, Washington County Records.

                                Schedule 2.14(b)

                                 Leased Property


Bethlehem Mines Lease Agreement for pole yard dated April 1, 1982.

                                Schedule 2.14(c)

                          Regulatory/Zoning Compliance


None.

                                Schedule 2.14(e)

                                    Condition


      The following assets have been taken out of use as of December 31, 2000. (Journal entries for each asset have been delivered to Purchaser.)


      General Journal/Asset No.        Account No.          Amount
      -------------------------        -----------          ------

1.    GJ16 - 1977 Wheelhorse           2116.01.0           $ 2,243.28
      Lawn Tractor

2.    GJ16 - 1968 Water/Well           2121.01.0               510.30

3.    GJ16 - 1976 Fencing              2121.01.0               209.00

4.    GJ16 - 1977 Fencing              2121.01.0               137.50

5.    GJ16 - 1991 TMX Radios (2)       2123.02               3,492.17

6.    GJ16 - 1991 TMX Radios (3)       2123.02               2,130.60

7.    GJ16 - RT40 - 24 Channel Rem     2232.01.0            12,690.05
            Rem. DLC (94)                                  (Cokeburg)

8.    GJ16 - D3 Channel Bank Cards (2) 2232.01.0             3,582.10
            FXO Channel Units (96)                         (Cokeburg)

9.    GJ16 - Westcom Rack (80)         2232.01.0               444.52
                                                           (Marianna)

10.   GJ16 - Crawford Remote (89)      2232.01.0            30,767.30
                                                           (Marianna)

11.   GJ16 - Repeater Housing          2232.01.0               541.20
            (Crawford) (89)                                (Marianna)

12.   GJ16 - Channel Units -           2232.01.0             1,220.91
            Integra Bank (94)                              (Marianna)

13.   GJ16 -TBMDS 160815M              2232.02.0               438.00
            Cable (4) (97)                                 (Marianna)

14.   GJ16 - Input/Output Cables (97)  2232.02.0               949.00
                                                           (Marianna)

15.   GJ16 - 2 Party 2TO7AA (82)
      (Nortel)                         2212.01.0             1,891.22
                                                           (Cokeburg)


16.   Poles    Year   Quantity         2411.01.0               794.92 - 25' poles
      -----    ----   --------

      25'      59     2
      25'      67     1
      25'      69     1
      25'      70     1
      25'      80     5
      25'      88     1
      30'      69     2
      30'      80     1
      30'      85     1
      30'      87     1
      30'      88     1
      30'      92     1
      30'      93     2                                      1,350.35 - 30' poles

      Anchors  80     1                                        203.65
      -------

                                  Schedule 2.15

                                   Litigation


A.    OUTSTANDING REGULATORY LITIGATION

      1. PTA ASSESSMENT. Objections Of The Pennsylvania Telephone Association On Behalf Of Its Members, And Individually To The Fiscal Year July 1, 1997 Through June 30, 1998 General Assessment Objections Of The Pennsylvania Telephone Association On Behalf Of Its Members, And Individually To The Fiscal Year July 1, 1998 Through June 30, 1999 General Assessment Docket Nos. M-00970994 Through M-00971031 Docket Nos. M-000981120 Through M-00981156. MSH is involved in litigation brought by the Pennsylvania Telephone Associations of behalf of its members against AT&T Communications of Pennsylvania, wherein it (and other local exchange carriers in Pennsylvania) are seeking a refund of assessments overpaid to the PPUC during the two fiscal years noted above due to misreporting by AT&T. The matter was recently the subject of a Motion at Public Meeting. It is not anticipated that MSH has any liability in this proceeding. Rather, it is likely that MSH will receive a credit on its next PPUC Assessment bill in the nature of a refund.

      2. AT&T ASSESSMENT. Objections of AT&T Communications of Pennsylvania to Fiscal Year July 1, 1999 through June 30, 2000 General Assessment, Docket No. M-00991304. This is an objection brought by AT&T against MSH and other local exchange carriers, seeking a refund of its assessment paid for the PPUC fiscal year indicated in the above caption. Based upon the recent motions included above relative to the PTA Assessment case, it is not anticipated that MSH will have liability in this proceeding.

      3. AT&T APPLICATION. In Re Application of AT&T Communications of Pennsylvania, Inc. and TCG Pittsburgh to Amend their Certificates of Public Convenience to begin to offer, render, furnish, or supply Facilities-Based Competitive Local Exchange Telecommunications Services in the Service Territories of ALLTEL Pennsylvania, Inc., Armstrong Telephone Company-Pennsylvania, The Bentleyville Telephone Company, Citizens Telephone Company of Kecksburg, Hickory Telephone Company, Marianna & Scenery Hill Telephone Company, North Pittsburgh Telephone Company, Yukon-Waltz Telephone Company, Docket Nos. A-310125F0002, A-310213F0002. AT&T has filed an application to provide local exchange service in an area surrounding Pittsburgh, which includes the service territory of MSH. The application was approved at a recent Public Meeting.

      4. OCA DIRECTORY ASSISTANCE COMPLAINT. Office of Consumer Advocate v. ALLTEL Pennsylvania, Inc., et al.; Docket No. P-00981397C001. Two years ago, MSH filed a revised directory assistance rate, consistent with an order entered by the PPUC. The Office of Consumer Advocate ("OCA") filed a complaint shortly thereafter and recently amended that complaint. The original OCA complaint was filed on February 26, 1999 and is still pending before the Commission.

      5. WEST PENN POLE CASE. ALLTEL Pennsylvania, Inc., Bell
Atlantic-Pennsylvania, Inc., The Citizens Telephone Company of Kecksburg, Marianna & Scenery Hill Telephone Company, North Pittsburgh Telephone Company, and The United Telephone Company of

Pennsylvania (t/d/b/a Sprint) v. West Penn Power Company, Docket No. C-00992532. The basis of this action is West Penn's assertion that MSH is liable to it for trimming charges for rights of way that West Penn allegedly has performed on behalf of Marianna & Scenery Hill. MSH has claimed before the PPUC that it does not owe the money. The matter is pending before the PPUC.

      6. CHAPTER 30 PLAN. MSH is participating in a consolidated Chapter 30 proceeding filed by a group of small, rural exchange carriers. The matter has been fully litigated before the Commission and is in the compliance stage. Objection to the compliance filing made by MSH and other members of the group was filed on a narrow set of issues.

      7. APPLICATION OF ADELPHIA BUSINESS SOLUTIONS. Application of Adelphia Business Solutions Operations, Inc. for Approval to Offer, Render, Furnish or Supply Telecommunication Services as Competitive Local Exchange Carrier to the Public in the Commonwealth of Pennsylvania; Docket No. A-310923F0002, AMA, AMB and AMC. Adelphia Business Solution Operations, Inc. has filed an application to be a local exchange carrier throughout Pennsylvania, including the territories served by MSH. MSH has filed a protest and the matter has been in negotiations between the parties. No hearings have been held. Based upon settlement discussions, it appears that Adelphia Business Solutions is willing to withdraw MSH from its proposed service area.

B.    OTHER MATTERS

      1. GLOBAL PROCEEDING. On September 30, 1999, the PPUC issued its decision in the so-called Global Proceeding, which was the consolidation of numerous generic dockets then pending at the PUC. There were several compliance requirements of local exchange carriers.

                                  Schedule 2.16

                                   Tax Matters


Tax Returns:  See attached summary.

Tax Liens:  None.

Requested Filing Extensions: Automatic extensions for state and federal returns for 1995, 1996 and 1997 were obtained and automatic extensions were obtained for most years prior thereto.

Proceedings, Examinations, Claims and Audits:

      1. For the years 1999 and 2000, the IRS asserted several alleged underpayments and credited several alleged overpayments of MSH's federal excise tax deposits (Form 720) and imposed some deposit penalties, all of which have been paid, as described in copies of correspondence delivered to Purchaser. A transcript of payments has been received by MSH from the IRS showing its excise tax deposit account to be in balance as of December 31, 2000.

      2. Successful appeal of claim relating to Pennsylvania Public Utility Realty Tax which Department of Revenue's records do not yet reflect.

As of December 31, 2000, MSH has recorded $1,624.00 of deferred taxes related to potential built-in gains taxes on investments.

See attached Subchapter S Earnings Account as of December 31, 2000.

Upon completion of the stock purchase and the revocation of the MSH S election, a liability account will be required on the MSH balance sheet for deferred income taxes arising from the difference in basis of assets and liabilities between financial statement reporting and federal income tax reporting of MSH.

Power of Attorney granted to Ellen Plutch on U.S. Treasury Department Form 2848

                                  Schedule 2.17

                           Bank and Brokerage Accounts


                                       MSH


Bank Name                 Account No.      Type of Account   Authorized Signatures
---------                 -----------      ---------------   ---------------------

Northwest Savings Bank    974200198        Checking          Scott W. Horne
                                                             Mona J. Horne

Northwest Savings Bank    97462021         Insured Money     Scott W. Horne
                                           Market            Mona J. Horne

National City Bank        UG46 5822 9762   Resource Account  Scott W. Horne
                                                             Mona J. Horne

Northwest Savings Bank    1973001736       CD                Scott W. Horne
                                                             Mona J. Horne

Northwest Savings Bank    1973002213       CD                Scott W. Horne
                                                             Mona J. Horne

First Union Securities    R102 5822 9765   Brokerage         Scott W. Horne
                                                             Mona J. Horne

First Union Securities    R102 5822 9760   Brokerage         Scott W. Horne
                                                             Mona J. Horne

                                       MT


Northwest Savings Bank    974200081        Checking          Scott  W. Horne
                                                             Mona J. Horne

                                  Schedule 2.19

                             Employee Benefit Plans

The Retirement and Security Program of the National
Telephone Cooperative Association and its
Member Systems                                                         Company contributions only.

The Savings Plan of  the National Telephone
Cooperative Association and its Member
Systems                                                                Employee contributions only.

Single A Plan of the Group Health Program
of the National Telephone Cooperative
Association and its Members                                            Company contributions only.

     Includes:

         Employee Group Life Insurance
         Director Group Life Insurance
         Long Term Disability Insurance
         Group Health Program
         Hi Limit Business Travel and Accident

Personal Telephone Service                                             See Employee handbook, a
                                                                       copy of which has been delivered
                                                                       to Purchaser

UNDOCUMENTED BENEFITS

Incentive Bonus                                                        At President's discretion.

                                                                       Christmas Bonus $50.00 + 1% of
                                                                       salary for first full year of
                                                                       service; additional $10.00 for
                                                                       each year thereafter plus 1% of
                                                                       salary.

                                              Schedule 2.20

                                          Intellectual Property


      1. Trade name used by MT: "Marianna-Scenery Hill Long Distance Company" Fictitious name registration filed December 13, 1996 as amended Febraury 18, 1997.

      2.    Domain Name and Trade Name used by MT: "Roadlynx"

                                  Schedule 2.21

                              Environmental Matters


      MSH identified the following two (2) underground storage tanks (USTs) at its garage property located in Marianna Borough, Washington County, PA:

            one (1) 1,000 gallon steel underground gasoline storage tank; one (1) 1,500 gallon steel underground gasoline storage tank;

      The USTs and all associated piping were removed by a certified tank removal firm and scrapped and disposed of at an EPA approved disposal facility.
81.5 tons of petroleum contaminated soils were removed and disposed of at an EPA approved disposal facility. Open excavation was backfilled using clean compactible materials. Certain monitoring wells were installed for analysis and/or treatment of migrate contaminants.

      All appropriate personnel, including the Pennsylvania DEP, Washington County Fire Marshall, Commonwealth of Pennsylvania Fire Marshall and the Pennsylvania One-Call System, were notified in accordance with all local, state and federal regulations.

      The Pennsylvania DEP issued a No Further Closure/Remediation/Assessment Activities Letter dated March 21, 1997 (the "No Further Action Letter"). A copy of the No Further Action Letter, the Underground Storage Tank Closure Report prepared by American Environmental Industries, Inc., Washington, Pennsylvania, and all related reports and correspondence and related materials have been provided to Purchaser.

      MSH is a party to a General Joint Pole Agreement (disclosed on Schedule 2.12) with West Penn Power Company pursuant to which the parties have granted each other reciprocal use of each other's poles. Certain of these poles may have been treated with hazardous materials by their manufacturers. In addition, certain of these poles may have attached to them transformers owned by the West Penn Power Company, which transformers may contain hazardous material including PCBs.

                                  Schedule 2.22

                      Capital Expenditures and Investments


      Commitments for Capital Expenditures:

      1. Purchase Order No. 99029 dated March 24, 1999 issued to Nortel Networks for 3 year switch upgrade disclosed at 5 on Schedule 2.12.

      2. Commitment to Capital Expenditures for a broadband network under Chapter 30 Plan discussed at A.6 of Schedule 2.15.

      See attached description of Capital Expenditures and Investments since December 31, 2000.

      See attached copies of 2001 and 2002 Capital Expenditures Budgets.

                                  Schedule 2.23

                            Dealings with Affiliates


      MSH provides all customer billing services for MT. Attached is a list of all revenue collected by MSH for MT and paid to MT for 2000. Comparable payments have been made in 2001.

      MSH provides technical, bookkeeping and administrative services to MT via its employees.

      MSH contributed capital to MT as referenced in Schedule 2.4

                                  Schedule 2.24

                                    Insurance


DESCRIPTION OF POLICIES:

1.    DIRECTORS, OFFICERS, MANAGERS LIABILITY*

      Federal Insurance Company
      Policy No.:  8156-09-98
      Amount of Premium:  $1,350
      Limit:  $2,000,000

2.    FIDUCIARY LIABILITY*

      Federal Insurance Company
      Policy No.:  8156-10-00
      Amount of Premium:  $384
      Limit:  $2,000,000

3.    OUTSIDE DIRECTORSHIP LIABILITY*

      Federal Insurance Company
      Policy No.:  8156-10-00
      Amount of Premium:  $0
      Limit:  $2,000,000

4. COMMERCIAL GENERAL LIABILITY; DELUXE PROPERTY COVERAGE; DELUXE BUSINESS INCOME COVERAGE; EARTHQUAKE; BROAD FORM FLOOD, ETC.**

      Telecom Insurance Group/The Travelers Insurance Companies+

NOTE: The policies listed as Items 1, 2 and 3 above will terminate as a result of changes in the identity of the insured officers and directors.



*Declarations provided to Purchaser.

**Premium Summary, Limits, Restrictions, etc. provided to Purchaser.

+ Detailed Loss Run is attached.

                                  Schedule 2.25

                              Brokerage Commission


Falkenberg Capital Corporation will have a claim for a sales commission on the sale of stock of MSH pursuant to an engagement letter dated July 19, 2000, a copy of which is attached. Sellers will pay this commission.

                                  Schedule 2.26

                                     Permits


CERTIFICATES

      1. LOCAL EXCHANGE CARRIER AUTHORITY. MSH operates as a local exchange carrier in Pennsylvania. Its service territory is defined in tariff by description and also by map. Generally speaking, certificates to provide local exchange service for the incumbents are numerous years old. The Company does not possess a copy of MSH's local exchange carrier original certificate, if one exists.

      2. INTRALATA, INTEREXCHANGE CARRIER/RESELLER CERTIFICATE. On July 17, 1997, the PPUC issued a Certificate of Public Convenience to MT to operate as an interexchange reseller.

      3. UNITED STATES POSTAL SERVICE POSTAGE PERMIT.

      4. COMMONWEALTH OF PENNSYLVANIA/DEPARTMENT OF REVENUE. Certificate of Registration of Sales Tax License.

      5. MT LONG DISTANCE TARIFF. MT has an interexchange reseller telecommunication tariff, approved by the PPUC. A copy has been delivered to Purchaser.

      6. MSH TARIFFS.

         Toll Intralata Supplement No. 469-Telephone-PPUC Toll No. 10. Access Service Intrastate PPUC Tariff No. 11.
         Access Service Interstate Tariff FCC No. 5.
         Local Tariff Telephone PPUC Toll No. 6.

                                  Schedule 2.26

                                     Reports


See attached

                                  SCHEDULE 2.26

                                     REPORTS


                         MARIANNA SCENERY HILL TELEPHONE


No.               Report Name                                          Reported To              Period Ending

-------- ----------------------------------------------------------- ------------------------ -----------------------
1.       CALEA Compliance Manual                                     FCC
-------- ----------------------------------------------------------- ------------------------ -----------------------
2.       CALEA: final Notice of capacity compliance date             FCC
-------- ----------------------------------------------------------- ------------------------ -----------------------
3.       CALEA Section 103 capability requirements                   FCC
-------- ----------------------------------------------------------- ------------------------ -----------------------
4.       FCC Form 502 (number Reports)                               FCC                      January, 2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
5.       FCC Report on Slamming                                      FCC
-------- ----------------------------------------------------------- ------------------------ -----------------------
6.       CALEA Technical Requirements                                FCC
-------- ----------------------------------------------------------- ------------------------ -----------------------
7.       Eligible Telecom Carrier Certification                      FCC PPUC
-------- ----------------------------------------------------------- ------------------------ -----------------------
8.       Payphone Provider Report                                    ICORE and Payphone       1997 - 09/2000
                                                                     Clearing House
-------- ----------------------------------------------------------- ------------------------ -----------------------
9.       Billing and Collection Report                               Illuminet                1997 - 02/15/2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
10.      FCC Form 496 NANPA Funding Worksheet                        NANP Funding             1998 - 1999
-------- ----------------------------------------------------------- ------------------------ -----------------------
11.      FCC Regulatory FEE                                          NECA                     1997 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
12.      FCC Form 431 TRS Fund Worksheet                             NECA                     1995 - 1999
-------- ----------------------------------------------------------- ------------------------ -----------------------
13.      NECA Data Month Adjustment (DMA) - AS1000-1                 NECA                     03/1999 - 02/2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
14.      NECA Data Month Estimate (DME) - AS1000-1                   NECA                     03/1999 - 02/2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
15.      NECA Monthly Settlement Certification                       NECA                     03/1999 - 02/2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
16.      FCC Form 487 LNP Worksheet                                  Neustar (Lockheed)       1998
-------- ----------------------------------------------------------- ------------------------ -----------------------
17.      PA Corporation Decennial Filings                            PA Dept. of Rev.
-------- ----------------------------------------------------------- ------------------------ -----------------------
18.      PPUC Assessment Report                                      PPUC                     1997 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
19.      PPUC Annual Report - Form M                                 PPUC                     1995 - 1999

-------- ----------------------------------------------------------- ------------------------ -----------------------
20.      STAS Calculations                                           PPUC                     1995 - 2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
21.      PUC Earning Report (rate of return)                         PPUC                     1995 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
22.      Local Exchange Carrier Report (64.201)                      PPUC                     1995 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
23.      711/Telecommuniations Relay Report                          PPUC                     1995 - 03/2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
24.      Lifeline Tracking Report                                    PPUC                     1999 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
25.      Single bill Multiple tariff (Intrastate Access)             Verizon                  1998 - 2001

-------- ----------------------------------------------------------- ------------------------ -----------------------


No.                             Comment

-------- -----------------------------------------------------------
1.
-------- -----------------------------------------------------------
2.
-------- -----------------------------------------------------------
3.
-------- -----------------------------------------------------------
4.
-------- -----------------------------------------------------------
5.       new report due August 15, 2001
-------- -----------------------------------------------------------
6.
-------- -----------------------------------------------------------
7.
-------- -----------------------------------------------------------
8.

-------- -----------------------------------------------------------
9.
-------- -----------------------------------------------------------
10.      information reported on FCC 499A/S for 2000
-------- -----------------------------------------------------------
11.
-------- -----------------------------------------------------------
12.      information reported on FCC 499A/S for 2000
-------- -----------------------------------------------------------
13.
-------- -----------------------------------------------------------
14.
-------- -----------------------------------------------------------
15.
-------- -----------------------------------------------------------
16.      information reported on FCC 499A/S for 2000
-------- -----------------------------------------------------------
17.      due 12/31/2001
-------- -----------------------------------------------------------
18.
-------- -----------------------------------------------------------
19.      due date for 2000 has been extended due to a new report
         format by PPUC
-------- -----------------------------------------------------------
20.
-------- -----------------------------------------------------------
21.
-------- -----------------------------------------------------------
22.
-------- -----------------------------------------------------------
23.
-------- -----------------------------------------------------------
24.      new form pending for 2000, due 06/30/2001
-------- -----------------------------------------------------------
25.      Verizon's portion of Intrastate access jointly provided
         transport from MSH boundary to the IXC's POP
-------- -----------------------------------------------------------

-------- ----------------------------------------------------------- ------------------------ -----------------------
26.      PPUC informal complaints                                    Bureau of Consumer       1995 - 2000
                                                                     Services
-------- ----------------------------------------------------------- ------------------------ -----------------------
27.      Annual Report for ETC                                       PPUC & FCC               1999
-------- ----------------------------------------------------------- ------------------------ -----------------------
28.      Consumer Education Campaign Worksheets                      PPUC                     2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
29.      Universal Service Advertising of Basic Services             PPUC                     1999 - 2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
30.      Biennial NMP Updates                                        PPUC
-------- ----------------------------------------------------------- ------------------------ -----------------------
31.      Annual Access Line Summary Report                           PPUC                     1986 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
32.      RUS Form 268 - Compliance & Participation                   RUS                      1995 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
33.      RUS Form 479 Annual Report                                  RUS                      1995 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
34.      FCC Form 473 Service Provider Annual Certification          Schools & Libraries      1998 and 1999
                                                                     Corp.
-------- ----------------------------------------------------------- ------------------------ -----------------------
35.      FCC Form457 - Universal Service Worksheet                   USAC                     1997 - 1998
-------- ----------------------------------------------------------- ------------------------ -----------------------
36.      FCC Form 499A - Telecommunications Rpt                      USAC                     1999 - 2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
37.      FCC Form 499S - Telecommunications Rpt                      USAC                     1999 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
38.      FCC Form 471/472 Schools and Library Fund                   USAC                     1999 - 2000
-------- ----------------------------------------------------------- ------------------------ -----------------------
39.      FCC Form 497 Lifeline & Linkup Worksheets                   USAC                     8/1998 - 03/2001

-------- ----------------------------------------------------------- ------------------------ -----------------------
40.      Billing & Collection                                        AT&T                     03/1999 - 02/2001

-------- ----------------------------------------------------------- ------------------------ -----------------------
41.      Pa. Relay Service                                           First Union National     1997 - 03/2001
                                                                     Bank
-------- ----------------------------------------------------------- ------------------------ -----------------------


-------- -----------------------------------------------------------
26.      customer informal complaints

-------- -----------------------------------------------------------
27.
-------- -----------------------------------------------------------
28.
-------- -----------------------------------------------------------
29.
-------- -----------------------------------------------------------
30.      new report, form pending
-------- -----------------------------------------------------------
31.
-------- -----------------------------------------------------------
32.
-------- -----------------------------------------------------------
33.
-------- -----------------------------------------------------------
34.      2000 is not in file

-------- -----------------------------------------------------------
35.
-------- -----------------------------------------------------------
36.
-------- -----------------------------------------------------------
37.
-------- -----------------------------------------------------------
38.
-------- -----------------------------------------------------------
39.      form submitted to NECA, NECA submits form to USAC on MSH
         Telco's behalf
-------- -----------------------------------------------------------
40.      fees billed to AT&T for customer name and address changes
         and denial and restoral of toll services
-------- -----------------------------------------------------------
41.      check mailed monthly

-------- -----------------------------------------------------------

-------- ----------------------------------------------------------- ------------------------ -----------------------
42.      Carrier Charge per Minute Rate Calculation                  ITORP Administrator      03/2000 through
                                                                     (VERIZON)                03/2001



-------- ----------------------------------------------------------- ------------------------ -----------------------
43.      Carrier Charge True-up per Minute Rate Calculation          ITORP Administrator      due April 30, 2001
                                                                     (VERIZON)



-------- ----------------------------------------------------------- ------------------------ -----------------------
44.      Tandem Switched Termination Equivalent Rate Calculation     ITORP Administrator      03/2000 through
                                                                     (VERIZON)                03/2001



-------- ----------------------------------------------------------- ------------------------ -----------------------
45.      911 Report - Greene County                                  Greene County            04/1997 - 03/2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
46.      911 Report - Washington County                              Washington County 911    1997 - 03/2001
-------- ----------------------------------------------------------- ------------------------ -----------------------
47.      CALEA Letter from FBI approving deployment schedule         FBI
-------- ----------------------------------------------------------- ------------------------ -----------------------
48.      Pa. USF Unadjusted Intrastate end user telecom retail rev.  PPUC                     1999
-------- ----------------------------------------------------------- ------------------------ -----------------------
49.      FCC form 498                                                USAC
-------- ----------------------------------------------------------- ------------------------ -----------------------
50.      Rural Carrier Certification
-------- ----------------------------------------------------------- ------------------------ -----------------------
51.      FCC Form 457 - Universal Service Worksheet                  USAC                     1997-1998
-------- ----------------------------------------------------------- ------------------------ -----------------------

-------- -----------------------------------------------------------
42.      report is used to calculate a fixed Seven Dollars ($7.00)
         per line carrier charge into a per minute rate and then
         true-up over or under collection from LEC's and IXC's on
         an annual basis per PPUC order. Initial report submitted
         03/2000.
-------- -----------------------------------------------------------
43.      report is used to calculate a fixed Seven Dollars ($7.00)
         per line carrier charge into a per minute rate and then
         true-up over or under collection from LEC's and IXC's on
         an annual basis per PPUC order. Initial report submitted
         03/2000.
-------- -----------------------------------------------------------
44.      report is used to calculate a fixed Seven Dollars ($7.00)
         per line carrier charge into a per minute rate and then
         true-up over or under collection from LEC's and IXC's on
         an annual basis per PPUC order. Initial report submitted
         03/2000.
-------- -----------------------------------------------------------
45.
-------- -----------------------------------------------------------
46.
-------- -----------------------------------------------------------
47.
-------- -----------------------------------------------------------
48.      one time report
-------- -----------------------------------------------------------
49.      one time report
-------- -----------------------------------------------------------
50.      no longer required as of 2000
-------- -----------------------------------------------------------
51.
-------- -----------------------------------------------------------

                                  Schedule 2.26

                             Other Service Providers


Verizon Mobile
ATT Wireless
ATT Broadband
Nextel

See attached

                                  Schedule 2.26

                           Required Reports Not Filed


      MSH and MT have informal arrangements which provide for the sharing of certain backroom services including, for example, billing services, and the sharing of certain employees, costs, etc. MSH has failed to file an Affiliated Interest Agreement as required under Pennsylvania law, 66 Pa. C.S.A. Section 2102(b), in situations where a regulated entity has such arrangements with a non-regulated affiliate.

                                  Schedule 2.27

                Absence of Undisclosed Liabilities/Corporate Debt


1.    Capital expenditures commitment under Chapter 30 Plan described in A.6. of
Schedule 2.15

2. Nortel Networks contract for required switching equipment upgrades described in Schedule 2.22

3. Upon completion of the stock purchase and the revocation of the MSH S election, a liability account will be required on the MSH balance sheet for deferred taxes relating to timing differences for tax deductions of MSH compared to its accounting deductions.

4. Any liability related to failure to file Affiliated Interest Agreement as referenced in Schedule 2.26

                                  Schedule 3.3

                    Consents and Authorizations of Purchaser


PPUC approval is required.

Amendment to the contract dated December 14, 1999 by and between Info Avenue(R) Internet Services, LLC and MT is needed to delete Article 11.

                                  Schedule 4.9

                          Interim Financial Information

                                  Schedule 4.14

                         Article IV Disclosure Statement